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                                    EXHIBIT 4.5





                                  SAUER-SUNDSTRAND

                       EMPLOYEES' SAVINGS AND RETIREMENT PLAN

                     (Amended and Restated as of January 1, 1997)


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                                  SAUER-SUNDSTRAND
                       EMPLOYEES' SAVINGS AND RETIREMENT PLAN
                  (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)


        WHEREAS, Sauer-Sundstrand Company (the "Company") is a Delaware corporation and the successor to Sundstrand-Sauer, a Delaware general partnership formed, effective January 1, 1987, by Sundstrand-Sauer Company, a Delaware partnership, which was formed, effective January 1, 1987, by a subsidiary of Sundstrand Corporation, a Delaware corporation, and a subsidiary of Sauer Getriebe AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany; and

        WHEREAS, effective October 1, 1985, Sundstrand Corporation established and administered the "Sundstrand Hydro-Transmission Selmer, Tennessee, Employees' Savings and Retirement Plan" (the "Selmer Tennessee Plan"), a profit sharing plan with a qualified cash or deferred arrangement for the benefit of eligible employees at Sundstrand Corporation's Selmer, Tennessee, facility, and effective January 1, 1987, transferred to Sundstrand-Sauer the employees at the Selmer, Tennessee facility, and also transferred the assets and liabilities of the Selmer Tennessee Plan to the trust established under the "Sundstrand-Sauer Employees' Savings and Retirement Plan;" and

        WHEREAS, Sundstrand Corporation transferred to Sundstrand-Sauer employees at certain other locations, where such employees participated in qualified plans sponsored and administered by Sundstrand Corporation, and transferred the assets and liabilities attributable to such employees from a trust under the Sundstrand Corporation Employee Savings Plan to a trust under the Sundstrand-Sauer Employees' Savings and Retirement Plan; and

        WHEREAS, the Company amended and restated the Sundstrand-Sauer Employees' Savings and Retirement Plan, effective October 1, 1995, and renamed it the "Sauer-Sundstrand Employees' Savings and Retirement Plan" (the "Plan"); and

        WHEREAS, the Company intends that the Plan shall continue to comply with the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, (specifically including Section 401(k) thereof), and regulations thereunder, and the Company desires to amend and restate the Plan: (i) to incorporate applicable provisions of the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Uniformed Services Employment and Reemployment Rights Act of 1994, and (ii) to permit investments in shares of common stock of Sauer, Inc., the parent company of the Company.

        NOW, THEREFORE, the Plan is hereby amended and restated, effective as of January 1, 1997, (except as otherwise provided), to provide as set forth herein.

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                                     ARTICLE I
                                    DEFINITIONS


        The following terms and phrases shall have the meanings set forth below, unless the context clearly requires otherwise:

        1.1 "ACCOUNT" shall mean any of the following accounts established on behalf of a Participant or Employee, as described in Section 8.1:

                (a)     Employer Contribution Account;

                (b)     Matching Contribution Account;

                (c)     Participant Contribution Account;

                (d)     Rollover Account;

                (e)     After-Tax Contribution Account; and

                (f)     Thrift and Investment Plan Account.

        1.2 "ACTIVE PARTICIPANT" shall mean any Participant who is actively employed by the Employer, and any other Participant (i) who is a "party in interest" with respect to the Plan within the meaning of ERISA, and
(ii) whose Accounts have not yet been distributed. If it is determined by the Plan Administrator that federal law or regulations thereunder require that loans be made available, under Article IX, to other beneficiaries or former employees whose accounts have not yet been distributed, the term Active Participant shall also include any such individual.

        1.3 "AUTHORIZED LEAVE OF ABSENCE" with respect to an Employee shall mean a leave of absence authorized by the Employer for a specific purpose and a specified period of time, during which such Employee is not on the Employer's payroll and is not otherwise entitled, directly or indirectly, to payment from the Employer with respect to such leave of absence. The Employer shall determine whether a leave of absence is authorized based a uniform and consistent application of nondiscriminatory policies. If an Employee does not return to employment as soon as reasonably practicable upon expiration of his Authorized Leave of Absence, his employment with the Employer will be deemed terminated.

        1.4 "BENEFICIARY" of a Participant or former Participant shall mean the person or persons who, under Article IV, shall be entitled to receive a distribution hereunder in the event such Participant or former Participant dies before his interest shall have been distributed to him in full.


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        1.5     "BREAK IN SERVICE" shall mean as follows:

                (a) The termination of employment of an Employee, followed by the expiration of an Employment Year in which he accumulates fewer than 501 Hours of Service. Notwithstanding the foregoing, a Break in Service shall not be deemed to have occurred if:

                        (i) The employment of a terminated Employee is resumed prior to the expiration of an Employment Year in which he accumulates fewer than 501 Hours of Service;

                        (ii) The Employee is absent from work with the prior consent of the Employer for a period not exceeding twelve (12) months (which consent shall be granted under uniform rules applied to all Employees on a nondiscriminatory basis) and he returns to active employment with the Employer upon the expiration of the period of authorized absence; or

                        (iii) The Employee leaves the Employer to serve in the armed forces of the United States for a period during which his reemployment rights are guaranteed by law and he returns or offers to return to work for the Employer prior to the expiration of his reemployment rights.

                (b) For purposes of vesting under Article XII, one (1) Hour of Service shall replace 501 Hours of Service in this Section.

                (c) An Employee who is absent from work with the Employer because of:

                        (i)     The Employee's pregnancy,

                        (ii)    The birth of the Employee's child,

                        (iii) The placement of a child with the Employee in connection with the Employee's adoption of the child, or

                        (iv) The Employee's caring for such child immediately following such birth or placement,

                        shall be credited with Hours of Service as provided in this subsection 1.5(c), solely for purposes of preventing a Break in Service. If an Employee is absent from work for any of the reasons set forth in this


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                        subsection 1.5(c), the Employee will be credited with:
                        (A) the Hours of Service that otherwise would normally have been credited to the Employee but for such absence, or (B) eight (8) Hours of Service per day of such absence, if the Employer is unable to determine the Hours of Service described in subparagraph (i) of this subsection 1.5(c). In no event shall an Employee be credited with more than 501 Hours of Service. An Employee who is absent from work for any of the reasons set forth in this subsection 1.5(c) shall be credited with Hours of Service pursuant to this subsection 1.5(c): (A) only in the Employment Year in which the absence begins, if the Employee would be prevented from incurring a Break in Service in that Employment Year solely because the period of absence is treated as Hours of Service, as provided in this subsection 1.5(c), or
                        (B) in any other case, in the immediately following Employment Year. No credit for Hours of Service will be given pursuant to this subsection 1.5(c) unless the Employee furnishes to the Employer such timely information as the Employer may reasonably require to establish: (A) that the absence from work was for one of the reasons specified in this subsection 1.5(c), and (B) the number of days for which there was such an absence.

        1.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Reference to a section of the Code shall include reference to any comparable section or sections of any legislation that amends, supplements or supersedes such section.

        1.7 "COMPANY" shall mean Sauer-Sundstrand Company, a Delaware corporation, or any successor thereto.

        1.8 "COMPENSATION" of a Participant for any Plan Year shall mean the dollar value of specific payments made by the Employer to an Employee with respect to such Plan Year for services rendered (including any amounts that are excluded from the Participant's taxable income pursuant to Sections 125 and 402(e)(3) of the Code), and is limited to the following: (i) base salary and/or wages paid; (ii) commissions paid under sales incentive plans;
(iii) overtime pay; (iv) lump-sum payments made in place of an increase in the base wage rate; and (v) payments for time not worked pursuant to Employer policies related to the following: vacations, holidays, sick leave, bereavement, military reserve training, jury duty and educational leave under provisions of the Employer's Engineering Master of Science program.

        Compensation for any period shall not include the following: (i) except as otherwise provided in this Section 1.8, pay under any incentive pay plan; (ii) shift differential pay; (iii) severance payments; (iv) payments under any plan or arrangement which is not generally open to participation by all Employees; (v) bonus plan payments; (vi) incentive awards other than commissions paid to an Employee under sales incentive plans; (vii) matching payments by the Employer; (viii) salary or wages and earnings credited to Employees or Employee accounts


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under any savings, investment, deferred compensation or salary reduction plan or arrangement, including distributions from any such plan or arrangement (other than the Plan); (ix) payments under any workers' compensation program or under any unemployment compensation program; (x) payments made under any employee benefit program or arrangement not otherwise specifically included as compensation; (xi) foreign-earned income; and (xii) gain sharing payments.

        Notwithstanding the foregoing, only the first $150,000 (or such other amount as may be prescribed by the Secretary of the Treasury or his delegate) of an Employee's Compensation shall be taken into account for any purpose under the Plan. In determining the Compensation of an Employee for Plan Years beginning before January 1, 1997, the family aggregation rules of
Section 414(q)(6) of the Code as then in effect shall be applied.

        1.9 "DISABILITY" shall mean a physical or mental condition which, in the judgment of the Employer, will prevent the Participant from performing any work assigned by the Employer. The Plan Administrator, in consultation with a physician, psychiatrist or dentist selected by the Plan Administrator, shall make a determination that a Disability exists and the date thereof.
The determination by the Plan Administrator of the existence of a Disability shall be made with reference to the nature of the injury without regard to the period that the Participant is absent from work.

        1.10 "EARLY RETIREMENT DATE" shall mean the last day of the month in which the Participant has attained age 55 and completed ten (10) Years of Service.

        1.11 "EFFECTIVE DATE" of this amendment and restatement shall be January 1, 1997 (except as otherwise provided herein. The Plan was originally effective October 1, 1985.

        1.12 "ELIGIBLE EMPLOYEE" shall mean any Employee who is eligible to participate in the Plan in accordance with Article II.

        1.13 "EMPLOYEE" shall mean any person who is employed on a regular and full-time or part-time basis by:

                (a) Any of the Company's Ames, Iowa; Freeport, Illinois; Minneapolis, Minnesota; Selmer, Tennessee; West Branch, Iowa; Lawrence, Kansas; or (in the office only) LaSalle, Illinois, locations; or

                (b)     Sauer, Inc., primarily at its Ames, Iowa, location.

provided, however, that the term shall not include any person who renders service to the Employer solely as an independent contractor or leased employee (as defined in Code Section 414(n)), nor shall it include any person covered by a collective bargaining agreement between employee representatives and the Employer if retirement benefits were the subject of good faith


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bargaining between such employee representatives and the Employer (unless the resulting bargaining agreement provides for such employee's coverage under this Plan).

        Notwithstanding the foregoing, any person who is customarily employed by the Employer on a part-time temporary or irregular basis for fewer than 1,000 Hours of Service per year shall become an Employee as of the first day of any Employment Year in which he completes at least 1,000 Hours of Service.

        1.14 "EMPLOYER" shall mean Sauer-Sundstrand Company, a Delaware corporation, and any Related Employer that adopts the Plan in accordance with
Article XVII.

        1.15 "EMPLOYER CONTRIBUTION" shall mean an amount contributed by the Employer on behalf of a Participant, determined under subsection 5.l(a), without regard to any amount by which that Participant elects to reduce his Compensation under Section 5.2.

        1.16 "EMPLOYMENT YEAR" shall mean a twelve-consecutive-month period commencing with an employee's initial date of hire (or last date of rehire if he has incurred a Break in Service) or with any anniversary thereof.

        1.17 "ENROLLMENT DATE" shall mean (i) the first day of the first payroll period after an Employee becomes an Eligible Employee if the Eligible Employee elects, pursuant to Section 3.2, to make Participant Contributions on that day, and/or (ii) the first day of the first payroll period commencing on or after April 1 and October 1 of each Plan Year. Notwithstanding the foregoing, effective August 31, 1998, "Enrollment Date" shall mean the first day that an Employee becomes an Eligible Employee under the Plan.

        1.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder. Reference to a section of ERISA shall include reference to any comparable section or sections of legislation that amends, supplements or supersedes such section.

        1.19 "FUND" shall mean any of the funds in which Plan assets may be invested, as described in Section 8.2.

        1.20    "HIGHLY COMPENSATED EMPLOYEE" shall mean:

                (a) For Plan Years beginning before January 1, 1997, a Highly Compensated Employee as determined under the provisions of
        Section 414(q) as then in effect.

                (b) For Plan Years beginning on and after January 1, 1997, a Highly Compensated Employee shall mean any Employee:


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                        (i)     who is a 5-percent owner (within the meaning of
                                Section 416(i)(1)(A)(iii)) at any time during the Determination Year or Look-Back Year; and

                        (ii) received compensation during the Look-Back Year in excess of $80,000 (or as may be adjusted by the Secretary of the Treasury for the Look-Back
                                Year), and if the Employer so elects, was in the Top-Paid Group of Employees for the look-back year.

                For purposes of this definition, (A) the "Determination Year" is the Plan Year in which the determination of Highly Compensated Employees is being made; (B) the "Look-Back Year" is the immediately preceding Plan Year; (C) the "Top-Paid Group" is the top 20% of Employees of the Employer when ranked on the basis of compensation receive during the year, but excluding employees who have not completed 6 months of service, employees who work fewer than 17 1/2 hours per week, employees who normally work during not more than 6 months in any year, and employees who have not attained age 21; and (D) "compensation" is compensation within the meaning of Section 1.8 of the Plan.

                Notwithstanding the foregoing, the determination of which Employees are Highly Compensated Employees shall at all time be subject to the rules of Section 414(q) of the Code. Former Employees who were Highly Compensated Employees during the year in which such Employee separated from service or any year after such Employee attained age 55 shall also be included in the determination of a Highly Compensated Employee.

        1.21    "HIGHLY COMPENSATED EMPLOYEE GROUP" shall mean:

                (a) With respect to Participant Contributions, all Eligible Employees who are Highly Compensated Employees; and

                (b) With respect to Matching Contributions, all Eligible Employees employed at the Employer's Selmer, Tennessee, or West Branch, Iowa, locations who are Highly Compensated Employees.

        1.22    "HOUR OF SERVICE" shall mean:

                (a) Each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. These hours shall be credited for the computation period in which the duties are performed; and

                (b) Each hour for which an Employee is directly or indirectly paid by the Employer, or entitled to payment from the Employer, during which no duties are performed by reason of vacation, holiday, illness, incapacity (including disability), layoff,


                                       7

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        jury duty, military duty or leave of absence (but not in excess of 501 hours in any continuous period during which no duties are performed). These hours shall be credited for the computation period or periods with respect to which no duties are performed.

                (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, and shall be included under either (a) or (b), as may be appropriate. These hours shall be credited for the computation period or periods to which the award or agreement pertains, rather than to the computation period in which the award, agreement or payment is made.

                (d) In determining Hours of Service for an Employee who is employed by the Employer and is not paid on an hourly-rate basis, such Employee shall be credited with eight (8) Hours of Service per day for each day the Employee would, if paid on an hourly-rate basis, be credited with service pursuant to subsection 1.21(a). If an Employee is paid for reasons other than the performance of duties, pursuant to subsection 1.21(b):

                        (i) In the case of a payment made or due which is calculated on the basis of units of time, an Employee shall be credited with the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated; and

                        (ii) An Employee without a regular work schedule shall be credited with eight (8) Hours of Service per day (to a maximum of forty (40) Hours of Service per week) for each day that the Employee is so paid.

                Hours of Service shall be calculated in accordance with Department of Labor Regulations Section 2530.200b-2, or legislation or regulation that amends, supplements or supersedes such Section.

        1.23 "MATCHING CONTRIBUTION" shall mean an amount contributed by the Employer on behalf of a Participant, determined under subsection 5.l(b) and based on the amount by which that Participant elects to reduce his Compensation under Section 5.2.

        1.24 "NONHIGHLY COMPENSATED EMPLOYEE" shall mean any Employee who is not a Highly Compensated Employee.

        1.25    "NONHIGHLY COMPENSATED EMPLOYEE GROUP" shall mean:

                (a) With respect to Participant Contributions, all Eligible Employees who are Nonhighly Compensated Employees; and

                (b) With respect to Matching Contributions, all Eligible Employees employed


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                        at the Employer's Selmer, Tennessee, or West Branch,
                        Iowa, locations who are Nonhighly Compensated Employees.

        1.26 "NORMAL RETIREMENT DATE" shall mean the last day of the month in which the Participant attains age 65.

        1.27 "PARTICIPANT" shall mean any Eligible Employee who becomes a Participant in the Plan in accordance with the provisions of Article III. Such term shall also include a Participant who ceases to be an Eligible Employee but who continues to participate in the Plan in accordance with the provisions of Section 2.2. Except as specifically provided otherwise, the Plan's provisions for Participants shall apply both to Participants in Employer Contributions and Participants in Participant Contributions.

        1.28 "PARTICIPANT CONTRIBUTION" shall mean the amount of money by which a Participant has elected to have his Compensation reduced in accordance with the provisions of Section 5.2.

        1.29 "PLAN" shall mean this Sauer-Sundstrand Employees' Savings and Retirement Plan, as amended from time to time. The Plan is intended to be a profit-sharing plan for purposes of Section 401(a)(27)(B) of the Code.

        1.30 "PLAN ADMINISTRATOR" shall mean the Company or such other person(s) or committee(s) appointed by the Company in accordance with Article XIII to administer the Plan.

        1.31 "PLAN YEAR" shall mean the fiscal year of the Company, which ends on December 31 of each year.

        1.32 "RELATED EMPLOYER" shall mean any employer that is a member of:

                (a) A controlled group of corporations (as defined in Section 414(b) of the Code) of which the Employer is a member;

                (b) Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; or

                (c) An affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer.

        1.33 "RELATED PLAN" shall mean any other defined contribution plan (as defined in Section 415(k) of the Code) maintained by the Employer or by any Related Employer.

        1.34 "REVALUATION DATE" shall mean each business day of each calendar year.


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        1.35    "SERVICE" shall mean a period of time, measured in whole and partial Employment Years, commencing with the Employment Year in which an Employee is initially employed and ending with the Employment Year in which a Break in Service occurs. Notwithstanding the foregoing, a Participant's years of Service after he incurs five consecutive one-year Breaks in Service shall be disregarded for purposes of determining whether he had a nonforfeitable interest in his Employer and Matching Contribution Accounts as of the Revaluation Date coincident with the date he incurred the first of such five consecutive one year Breaks in Service.

        1.36 "SETTLEMENT DATE" shall mean the date upon which a Participant ceases to be a Participant in the Plan, as provided in Section 12.1.

        1.37 "TRUST AGREEMENT" shall mean the Sauer-Sundstrand Employees' Savings and Retirement Plan Trust Agreement, as amended from time to time.

        1.38 "TRUST FUND" shall mean the trust fund established under the Trust Agreement.

        1.39 "TRUSTEE" shall mean the trustee, and any successor trustee or co-trustee that is designated, qualified and acting under the Trust Agreement from time to time.


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                                     ARTICLE II
                                EMPLOYEE ELIGIBILITY


        2.1 ELIGIBILITY. Except as provided below, an Employee shall become an Eligible Employee immediately upon the commencement of his employment with the Employer. If any of the following paragraphs apply to an Employee, such Employee shall become an Eligible Employee on the date as provided below:

                (a) An Employee on January 1, 1997, who became an "Eligible Employee" under the terms of the Plan in effect as of December 31, 1996, shall continue to be an Eligible Employee for purposes of the Plan as of the Effective Date.

                (b) An Employee who is customarily employed by the Employer on a part-time temporary or irregular basis for fewer than 1,000 Hours of Service per year shall become an Eligible Employee on the date on which he completes at least 1,000 Hours of Service in an Employment Year.

                (c) An Employee who had been an Eligible Employee under this Plan and who is reinstated to active employment after a period during which he was not an Employee actively employed shall become an Eligible Employee on his date of reinstatement.

        2.2 CHANGES IN EMPLOYMENT STATUS. If an Eligible Employee ceases to be an Employee, but continues in the employment of (i) the Employer in some other capacity, or (ii) a Related Employer, he shall nevertheless continue as an Eligible Employee and as a Participant until his status as a Participant is otherwise terminated in accordance with the provisions of the Plan; provided, however, that such Participant shall not be permitted to make Participant Contributions at any time during which he is employed in any capacity other than as an Employee.

        2.3 SPECIAL RULE FOR UNIFORMED SERVICE. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.


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                                    ARTICLE III
                                   PARTICIPATION

        3.1 PARTICIPATION IN EMPLOYER AND MATCHING CONTRIBUTIONS. Eligible Employees employed at the Employer's Selmer, Tennessee, and West Branch, Iowa, locations (and only such Eligible Employees) shall be eligible to receive Employer and Matching Contributions under Section 5.1, retroactively as of the date they became Employees.

        3.2 PARTICIPATION IN PARTICIPANT CONTRIBUTIONS. An Eligible Employee may elect to make Participant Contributions under Section 5.2 as of the first Enrollment Date following the date on which he meets the eligibility requirements set forth in Article II, or as of any subsequent April 1 or October 1 Enrollment Date. Any such Participant who elects to make Participant Contribution must first file with the Employer a written election, on the form prescribed by the Employer, containing:

                (a) His authorization for the Employer to make Participant Contributions on his behalf to the Plan, in accordance with the provisions of Section 5.2; and

                (b) His election as to the investment of his Participant Contributions, in accordance with the provisions of
                        Article VII.

        Notwithstanding the foregoing, effective August 31, 1998, an Eligible Employee may elect to make Participant Contributions as of his or her date of hire, or as of the first day of any subsequent payroll period.

        3.3 NOTIFICATION OF ENROLLMENT DATE. Through August 30, 1998, the Employer shall cause notice of an Eligible Employee's Enrollment Date to be given to the Employee in such manner as it deems appropriate, which may
include and be limited to Employee bulletin board posting.   No such further
notices shall be given on or after August 31, 1998.

        3.4 AUTHORIZED LEAVES OF ABSENCE AND LAYOFF OF ONE YEAR OR LESS. Notwithstanding the provisions of Section 12.1, a Participant who, for a period of one year or less, is on an Authorized Leave of Absence, or on layoff, shall continue as a Participant during such period; provided, however, that (i) no Participant Contributions shall be made by such Participant during such period, and (ii) his election to become a Participant under Section 3.2 shall be deemed suspended. Upon his return to active employment as an Employee, the suspension of his election to become a Participant shall terminate and his Participant Contributions shall automatically resume in accordance with the terms of such election.

        3.5 AUTHORIZED LEAVES OF ABSENCE IN EXCESS OF ONE YEAR. Notwithstanding the provisions of Section 12.1, a Participant who, for a period in excess of one year, is on an


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Authorized Leave of Absence shall continue as a Participant during such period, provided, however, that (i) no Participant Contributions shall be made by such Participant during such period, and (ii) his election to become a Participant under Section 3.2 shall be deemed rescinded. Upon his return to active employment as an Employee, such Participant may elect to resume making Participant Contributions by again filing with the Employer the written election described in Section 3.2.

        3.6 REEMPLOYMENT FOLLOWING TERMINATION. If (i) a Participant's active employment is terminated for any reason, (ii) the Participant ceases to be a Participant as provided in Section 12.1, and (iii) such former Participant is thereinafter reemployed by the Employer, he shall be treated as an Eligible Employee for all purposes of the Plan upon return to active employment. Such former Participant may elect to become a Participant on any subsequent Enrollment Date by again filing with the Employer the written election described in Section 3.2.


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


                                      ARTICLE IV
                                    BENEFICIARIES


        4.1     DESIGNATION OF BENEFICIARY.

                (a) Each Participant or former Participant may designate one or more persons, or an entity as Beneficiary to whom or to which a distribution shall be made hereunder in the event such Participant or former Participant dies before his interest shall have been distributed to him in full. Successive designations may be made, and the last designation received by the Plan Administrator prior to the death of the Participant or former Participant shall be effective and shall revoke all prior designations. Any such designation or successive designation shall be made in writing on the form prescribed by the Plan Administrator. If a designated Beneficiary shall die before the Participant or former Participant, such Beneficiary's interest shall terminate, and, unless otherwise provided in the Participant's or former Participant's designation if the designation included more than one Beneficiary, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Participant or former Participant. A Participant or former Participant shall have the right to revoke the designation of any Beneficiary without the consent of the Beneficiary. The number of such revocations shall not be limited.

                (b) Notwithstanding subsection 4.l(a), the Beneficiary of each Participant who is married on the date of his death shall be his spouse, unless, such spouse has consented to a designation of a non-spousal Beneficiary prior to the Participant's death, or the Participant establishes to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no spouse, the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. Any such consent shall be in writing, shall acknowledge the effect of such consent, and shall be witnessed by a representative of the Plan or a notary public. Moreover, the consent shall be effective only if the Participant's written designation names a specific alternate Beneficiary, including any class of Beneficiaries, or any contingent Beneficiary, which may not be changed without spousal consent. Any consent by a spouse, or establishment that the consent of a spouse may not be obtained under this subsection 4.l(b), shall be effective only with respect to such spouse.

                (c) Any amounts under the Plan arising from the payment of benefits under one more life insurance contracts as the result of the death of a Participant, a Participant's spouse or a Participant's child(ren) shall be paid as provided in Section 8A.6.

        4.2 BENEFICIARY IN THE ABSENCE OF DESIGNATION. If a Participant fails to designate a Beneficiary, or if such designation is for any reason illegal or ineffective, or if no designated Beneficiary survives the Participant, the Participant's interest in the Plan shall be distributed in the following order:

                (a)     To his surviving spouse;

                (b) If there is no surviving spouse, to his descendants (including legally adopted children or their descendants), PER STIRPES;

                (c) If there is neither a surviving spouse nor surviving descendants, to the duly appointed and qualified executor or other personal representative of the Participant, to be distributed in accordance with the Participant's will or applicable intestacy law; or

                (d) In the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

        4.3 IDENTIFICATION OF DISTRIBUTEES. The Plan Administrator may determine the identity of the distributees and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it sufficient.

                                     ARTICLE V
                                   CONTRIBUTIONS


        5.1 EMPLOYER AND MATCHING CONTRIBUTIONS. With respect to each Participant eligible under Section 3.1 to receive Employer and Matching Contributions, the Employer shall contribute to the Trust Fund for each payroll period during the Plan Year:

                (a) An "Employer Contribution" in an amount equal to two percent (2%) of the Compensation earned by such Participant (while a Participant) during such period; plus

                (b) A "Matching Contribution" in an amount equal to fifty percent (50%) of the Participant Contribution of each such Participant under Section 5.2, provided that in no event will a Matching Contribution to any such Participant exceed two percent (2%) of such Participant's Compensation for such period.

Employer and Matching Contributions shall be subject to the limitations described in Article VI.

        5.2 PARTICIPANT CONTRIBUTIONS. Each Participant may elect to have his Compensation reduced in the manner described in this Section 5.2, in which event the Employer shall contribute such reduction to the Trust Fund as a "Participant Contribution." In addition to the limitations described in
Article VI, Participant Contributions shall be subject to the following restrictions:

                (a) MINIMUM REDUCTION. The minimum reduction for any Participant for any payroll period shall be one percent (1%) of the Participant's Compensation for such payroll period.

                (b) MAXIMUM REDUCTION. The maximum reduction for any Participant for any payroll period shall be as follows:

                        (i) For any Participant who is a Highly Compensated Employee, ten percent (10%) of such Participant's Compensation for such payroll period;

                        (ii) For any Participant who is a Non-Highly Compensated Employee, seventeen percent (17%) of such Participant's Compensation for such payroll period if the Participant is entitled to an Employer Contribution under subSection 5.l(a), or twenty percent (20%) of such Participant's Compensation for such payroll period if such Participant is not entitled to an Employer Contribution; and

                        (iii) Notwithstanding the foregoing, effective August 31, 1998, for all Participants, twenty-one percent (21%) of such Participant's Compensation for such payroll period.

                (c) MINIMUM INCREMENTS. All Compensation reductions under the Plan shall be in multiples of one percent (1%) of a Participant's Compensation, unless the Participant has elected to reduce his Compensation by the maximum amount permitted under Section 402(g) of the Code, in which event a reduction equal to that amount will be permitted.

        5.3     ROLLOVER CONTRIBUTIONS AND ELECTIVE TRANSFERS.

                (a)     ROLLOVER CONTRIBUTIONS.   Any Employee who is or may
                        become a Participant and who has received or is entitled to receive a distribution from a qualified retirement plan of a former employer under circumstances meeting the requirements of Code Section 402(c)(4) may contribute all or any portion of such distribution to the Plan as a "Rollover Contribution." The Plan shall accept a Rollover Contribution only if the acceptance of such Contribution would not threaten the Plan's qualified status under Section 401(a) of the Code.

                (b) ELECTIVE TRANSFERS. In its discretion, the Plan Administrator may direct the Trustee to accept a direct transfer of assets from the trustee of a qualified plan sponsored by the former employer of an Employee. Such transfer must satisfy all of the requirements set forth for an "Elective Transfer" under Treasury Regulation
                        Section 1.411(d)-4, including the requirement that such transfer represent the Employee's entire nonforfeitable accrued benefit under the transferring plan. No such trustee-to-trustee transfer shall be accepted if the amount transferred would remain subject to any of the transferring plan's "Section 411(d)(6) protected benefits" (as that term is used in said Regulation).

                (c) ROLLOVER ACCOUNT. The Plan Administrator shall establish a fully vested "Rollover Account" for each Employee electing to make a Rollover Contribution under subsection 5.3(a) or as to whom an Elective Transfer is accepted under subsection 5.3(b). All such Rollover Contributions and Elective Transfers shall be credited to that Rollover Account, to which investment gains or losses shall then be credited or debited. If a Rollover Account is established for an Employee who is not otherwise a Plan Participant, that Employee shall be considered a Participant with respect to his Rollover Account, but for no other Plan purpose until he becomes a Participant pursuant to Article III.

                (d) INVESTMENTS. Upon receipt of an Employee's Rollover Contribution or Elective Transfer, the Trustee shall immediately deposit such contribution or transfer into the Investment Fund or Funds designated by the Employee in a written election filed with the Plan Administrator; provided that if such contribution or transfer is in a form other than cash, the Trustee, in accordance with instructions from the Plan Administrator, shall first take such action as it determines to be appropriate to convert such contribution or transfer to cash. The initial investment of an Employee's Rollover Account shall remain in effect unless changed in accordance with the provisions of Section 7.4. Notwithstanding any provision of the Plan to the contrary, an Employee shall not be permitted to direct that any portion of his Rollover Account be used to purchase life insurance.

                (e) WITHDRAWALS. An Employee with respect to whom a Rollover Account is maintained may withdraw all or any portion of that Account as soon as administratively feasible after the Employee's delivery to the Plan Administrator of a written request for such withdrawal, on a form acceptable to the Plan Administrator.

                (f) DISTRIBUTIONS. The provisions of the Plan relating to distributions upon a Participant's termination of participation in the Plan, or upon the Plan's termination, shall apply to an Employee's Rollover Account.

                (g) RULES AND PROCEDURES. The Plan Administrator shall establish rules and procedures to implement the provisions of this Section 5.3, including, without limitation, such procedures as may be appropriate to permit the Plan Administrator to verify the qualified status of the plan of the Employee's former employer and compliance with any applicable provisions of the Code and regulations issued thereunder relating to Rollover Contributions and Elective Transfers.

        5.4     ELECTIVE TRANSFERS FROM RETIREMENT PLAN.  The provisions of
Section 5.3 shall apply, in all respects, to any Elective Transfer to the Trustee of this Plan from the trustee of the Sauer-Sundstrand Employees' Retirement Plan (the "Retirement Plan").

        5.5 ADMINISTRATION. The Employer intends to pay to the Trustee its Employer and Matching Contributions with respect to a particular payroll period within thirty (30) days after the last day of such period. The Employer shall pay to the Trustee all Participant Contributions as soon as such amounts can reasonably be segregated from the Employer's general assets, but in no event later than ninety (90) days after the date any such Contribution would otherwise have been payable as wages. In no event shall the Employer pay to the Trustee any of its Employer, Matching or Participant Contributions for any calendar year later than the period of time prescribed by law for the filing of the Employer's Federal income tax return for such year, including any duly granted extensions thereof.

        5.6 FORM OF CONTRIBUTIONS. Employer, Matching, and Participant Contributions shall be paid to the Trustee in cash or in other property, as the Employer, in its discretion, shall determine.

        5.7 CHANGES IN PAYROLL DEDUCTION AUTHORIZATION. A Participant may, once per calendar quarter (effective August 31, 1998, once per payroll period) change the percentage of his Compensation contributed to the Plan as a Participant Contribution by filing an amended payroll deduction authorization with the Employer; provided, that any such change shall be effective as of the first day of the payroll period following the end of the payroll period in which such deduction authorization is received by the Employer. Notwithstanding the foregoing limitation on the number of allowable changes, if, at any time, a Participant elects to borrow money from the Plan, as provided in Article IX, he shall, in connection with such borrowing, be allowed to change the percentage of his Compensation contributed to the Plan as his Participant Contribution. Participant Contributions shall be deducted from the Participant's Compensation in accordance with the Participant's amended payroll deduction authorization, and such deductions shall continue until otherwise changed, suspended or terminated in accordance with applicable provisions of the Plan.

        5.8 SUSPENSION OF CONTRIBUTIONS. A Participant may suspend all of his Participant Contributions at any time by filing with the Employer an amended payroll deduction authorization providing for such suspension. Such suspension shall be effective as of the first day of the payroll period following the end of the payroll period in which such deduction authorization is received by the Employer and shall remain in effect until the Participant resumes his Participant Contributions. A Participant who has suspended all of his Participant Contributions under this Section 5.8 may resume such Contributions only as of an April 1 or October 1 Enrollment Date that is after the effective date of such suspension and only by filing a new payroll deduction authorization with the Employer no later than the Enrollment Date
as of which Participant Contributions are to resume.   Notwithstanding the
foregoing, effective August 31, 1998, a Participant may resume such Contributions at any time by filing a new payroll deduction authorization form with the Company not later than the date as of which the Contributions are to be resumed. Any new payroll deduction authorization filed by a Participant pursuant to the provisions of this Section 5.8 shall meet the requirements of Section 5.2.

                                     ARTICLE VI
                            LIMITATIONS ON CONTRIBUTIONS


        Notwithstanding any provision of the Plan to the contrary, the following limitations shall apply to the specified types of Contributions made under the Plan.

        6.1 DEDUCTIBILITY OF CONTRIBUTIONS. In no event shall the sum of the Employer, Matching, and Participant Contributions for a Plan Year exceed the maximum amount allowable as a deduction to the Employer for Federal income tax purposes under Section 404 of the Code and the regulations thereunder. All such Contributions are expressly conditioned on their deductibility. If the Internal Revenue Service determines that such Contributions are not deductible for a given Plan Year, the Trustee shall immediately return to the Employer all such Contributions; provided, however, that no such Contribution shall be returned to the Employer more than one year after the disallowance of the deduction, unless permitted under ERISA and the Code at that time. The amount returned under this Section 6.1 shall be equal to the amount of the disallowed deduction, decreased for any investment losses but not increased for any investment gains subsequent to the time of the Contribution.

        Any Contribution returned to the Employer under this Section 6.1 shall, unless otherwise directed by the Internal Revenue Service, be withdrawn from the following Accounts, in the following order:

                (a) First, from the Participant and Matching Contribution Accounts, up to an amount equal to the Participant Contributions (and any Matching Contributions attributable to such Participant Contributions) made for the Plan Year; and

                (b) Second, from the Employer Contribution Account, in the amount of any remaining nondeductible Contributions.

        Any Participant Contribution returned to the Employer shall immediately be paid to the affected Participant in cash.

        6.2     MISTAKE OF FACT.   In the case of any Employer, Matching, or
Participant Contribution that is made by the Employer due to a good faith mistake of fact, the Trustee shall return the erroneous portion of the Contribution to the Employer within one year after the Employer's payment of the Contribution to the Trust Fund. The amount returned under this Section 6.2 shall be equal to the amount of the erroneous Contribution, decreased for any investment losses but not increased for any investment gains subsequent to the time of the Contribution. Any such Contribution returned to the Employer under this Section 6.2 shall be withdrawn from the Account(s) as to which the mistake
related.   Any Participant Contribution
returned to the Employer shall immediately be paid to the affected
Participant in cash.

        6.3 LIMITATION ON ANNUAL ADDITIONS. In no event shall the sum of the Annual Additions to a Participant's Accounts for any Limitation Year exceed the "Maximum Permissible Amount" (as defined below). If, but for the provisions of this Section 6.3, the Annual Additions to a Participant's Accounts for any Limitation Year would exceed the Maximum Permissible Amount, such Annual Additions shall be reduced to the extent necessary to comply with the requirements of this Section 6.3. Any such reduction shall be made in accordance with the applicable regulations issued under Section 415 of the Code (hereinafter referred to as the "415 Regulations") and this Section 6.3.

                (a) REDUCTIONS AND REALLOCATIONS. Should it become necessary to reduce the Annual Additions to a Participant's Accounts, such reduction shall be accomplished as follows:

                        (i) First, to the extent permitted under the 415 Regulations, any Participant Contributions that would otherwise be allocated to that Participant's Participant Contribution Account shall be returned to the Employer and immediately paid by the Employer to the Participant in cash.

                        (ii) Second, if any further reduction in Annual Additions is necessary, any Contributions or forfeitures that would otherwise be allocated to the Participant's Accounts shall be reduced, and reallocated to the Accounts of the other Participants in the same manner as the initial allocation was made. Such reallocation shall be made as many times as is necessary to reallocate the amount reduced, but only to the extent of the Maximum Permissible Amount for each Participant.

                (b)     SUSPENSE ACCOUNT.   If the sum of the Annual Additions
                        for all Participants for the Limitation Year exceeds the sum of the Maximum Permissible Amounts for all Participants, the excess shall be held unallocated in a suspense account. If a suspense account is in existence at any time during a Limitation Year, other than the Limitation Year referred to in the preceding sentence, all amounts in the suspense account shall be allocated and reallocated to Participants' Accounts, subject to the limitations of this Section 6.3, before any contributions that would constitute Annual Additions may be made to the Plan for that Limitation Year. For this purpose, such allocations and reallocations shall be made in the same manner as forfeitures would be allocated for that Limitation Year.

                (c) ANNUAL ADDITIONS TO OTHER DEFINED CONTRIBUTION PLANS. If a Participant is a participant under any other Defined Contribution Plan maintained by the

                        Employer, the total of the Annual Additions to such Participant's accounts under all such Defined Contribution Plans shall not exceed the Maximum Permissible Amount. If it is determined that, as a result of the limitation set forth in the preceding sentence, the Annual Additions to a Participant's Accounts under this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of subsection 6.3(a).

                (d)     COMBINED LIMITATION.   Notwithstanding any provision of
                        this Article VI to the contrary, solely for Limitation Years beginning prior to January 1, 2000, if a Participant is a participant under a Defined Benefit Plan maintained by the Employer, the sum of the Defined Benefit Plan Fraction for a Limitation Year and the Defined Contribution Plan Fraction for that year shall be no greater than one (1.0). If it is determined that, as a result of the limitation set forth in the preceding sentence, the Annual Additions to a Participant's Accounts under this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of subsection 6.3(a).

                (e)     DEFINITIONS.   For purposes of this Section 6.3, each of
                        the following words or phrases shall have the meaning set forth below:

                        (i) "Annual Additions" shall mean the total of the following amounts that are allocated to a Participant's Accounts (including any similar amounts allocated under a Related Plan) during any Limitation Year:

                                (A)     Employer Contributions;

                                (B)     Participant Contributions; and

                                (C)     Forfeitures (as provided in Section
                                        12.3).

                                For this purpose, any excess amounts applied under subsection 6.3(c) to reduce future contributions will be considered Annual Additions for the Limitation Year in which so applied.

                        (ii) A Participant's "Section 415 Compensation" shall include that Participant's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesman, compensation for services on the basis of a percentage of profits, tips, and bonuses); and all Section 415 Compensation actually paid or made available to the

                                Participant for an entire Limitation Year
                                (other than amounts by which a Participant elects to reduce his Compensation pursuant to
                                Section 5.2), but shall exclude any other items or amounts paid to or for the benefit of the Participant.

                                Notwithstanding the forgoing, effective
                                January 1, 1998, a Participant's Section 415
                                Compensation shall also include elective deferrals (as defined in Section 402(g)(3) of the Code), and any amounts that would have been received as cash, but for an election to receive benefits under a cafeteria plan satisfying Section 125 of the Code.

                        (iii) A "Defined Benefit Plan" shall mean any Retirement Plan which is not a Defined Contribution Plan.

                        (iv) The "Defined Benefit Plan Fraction" shall mean a fraction:

                                (A) The numerator of which is the projected annual benefit of the Participant. The projected annual benefit is based upon the annual benefit to which he would be entitled under the terms of the Defined Benefit Plan on the assumptions that he continues employment until his normal retirement date as determined under the terms of the Defined Benefit Plan, that his compensation continues at the same rate as in effect in the calendar year under consideration until his normal retirement date, and that all other relevant factors used to determine benefits under such Defined Benefit Plan remain constant as of the current calendar year for future calendar years, under all Defined Benefit Plans maintained by the Employer, determined as of the close of the Limitation Year, and

                                (B)     The denominator of which is the lesser
                                        of

                                        (1)     One and one-fourth (1.25) one
                                                (1.0), in the case of a Key
                                                Employee in either a Top-Heavy
                                                Plan failing to provide the
                                                minimum benefit required under
                                                Section 416(h)(2)(A) of the Code
                                                or a Super Top-Heavy Plan times
                                                the projected annual benefit of
                                                such Participant under the
                                                Defined Benefit Plans,
                                                determined as of the close of
                                                the Limitation Year and as
                                                though the Defined Benefit Plans
                                                provided benefits in the amount
                                                of the maximum dollar limitation
                                                allowable under Section
                                                415(b)(1)(A) of
                                                the Code, after taking into
                                                account all applicable
                                                modifications of that dollar
                                                limitation found in the Code,
                                                and

                                        (2)     One and four-tenths (1.4)
                                                times the projected annual
                                                benefit of such Participant
                                                under the Defined Benefit
                                                Plans, determined as of the
                                                close of the Limitation Year
                                                and as though the Defined
                                                Benefit Plans provided
                                                benefits in the amount of the
                                                maximum percentage-of-
                                                compensation limitation
                                                allowable under Section
                                                415(b)(1)(B) of the Code, after
                                                taking into account all
                                                applicable modifications of that
                                                percentage-of-compensation
                                                limitation found in the Code.

                        (v) A "Defined Contribution Plan" shall mean a Retirement Plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's accounts and any income, expenses, gains and losses, and any forfeitures of accounts of other Participants that may be allocated to such Participant's accounts.

                        (vi) The "Defined Contribution Plan Fraction" shall mean a fraction:

                                (A) The numerator of which is the sum of the Annual Additions to the Participant's accounts for all years under all Defined Contribution Plans maintained by the Employer in that Limitation Year, and

                                (B) The denominator of which is the sum for the Limitation Year and all prior years of the lesser of

                                        (1)     One and one-fourth (1.25) one
                                                (1.0), in the case of a Key
                                                Employee in either a Top-Heavy
                                                Plan failing to provide the
                                                minimum benefit required under
                                                Section 416(h)(2)(A) of the Code
                                                or a Super Top-Heavy Plan times
                                                the maximum amount of Annual
                                                Additions to such Participant's
                                                accounts under the Defined
                                                Contribution Plans which could
                                                have been made in accordance
                                                with the dollar limitation set
                                                forth in Section 415(c)(1)(A) of
                                                the Code, after taking into
                                                account all applicable
                                                modifications of that dollar
                                                limitation found in the Code,
                                                and

                                        (2)     One and four-tenths (1.4) times
                                                the maximum amount of Annual
                                                Additions to such Participant's
                                                accounts under the Defined
                                                Contribution Plans which could
                                                have been made in accordance
                                                with the percentage-of-
                                                compensation limitation set
                                                forth in Section 415(c)(1)(B) of
                                                the Code, after taking into
                                                account all applicable
                                                modifications of that
                                                percentage-of-compensation
                                                limitation found in the Code.

                        (vii)   "Limitation Year" shall mean the Plan Year.

                        (viii) The "Maximum Permissible Amount" shall mean the lesser of:

                                (A)     $30,000 (or, if greater, 25% of the
                                        defined benefit dollar limitation in
                                        effect under Section 415(b)(1)(A) of the
                                        Code); or

                                (B)     25 % of a Participant's Section 415
                                        Compensation (as defined in Paragraph
                                        6.3(e)(ii)).

                                The foregoing amounts are subject to adjustment by the Secretary of the Treasury.

                        (ix)    A "Retirement Plan" shall mean:

                                (A)     Any profit sharing, pension or stock
                                        bonus plan described in Sections 401(a)
                                        and 501(a) of the Code;

                                (B)     Any annuity plan or annuity contract
                                        described in Section 403(a) or 403(b) of the Code; and

                                (C)     Any individual retirement account or
                                        individual retirement annuity described
                                        in Section 408(a) or 408(b) of the Code.

        6.4 DOLLAR LIMITATION ON PARTICIPANT CONTRIBUTIONS. The Participant Contributions made on behalf of a Participant (in combination with all similar contributions made on behalf of that Participant under all other plans, contracts, or arrangements of the Employer) during a single calendar year (or other taxable year of the Participant) shall not exceed $7,000, or such higher amount as may be specified by the Secretary of the Treasury under Section 402(g) of the Code. Any such Participant Contributions in excess of this limitation (hereinafter referred to as "Excess Deferrals") shall be corrected during either the same calendar year for which those deferrals were made (as described in subsection 6.4(a)) or the calendar year following the calendar year for which those deferrals were made (as described in subsection 6.4(b)).

                (a) CORRECTION OF EXCESS DEFERRALS DURING SAME CALENDAR YEAR. A Participant who has Excess Deferrals during a calendar year may receive a corrective distribution of such Excess Deferrals during that same year. Such a corrective distribution may be made only if each of the following conditions is satisfied:

                        (i) The Participant must designate the distribution as an Excess Deferral. The Participant's designation must be in writing, and the Participant must certify or otherwise establish to the satisfaction of the Plan Administrator that the designated amount is an Excess Deferral. To the extent an Excess Deferral is attributable solely to Participant Contributions under this Plan (and similar contributions under other plans of the Employer), the Participant will be deemed to have made such designation.

                        (ii) The distribution must be made after the date on which the Plan receives the Excess Deferral.

                        (iii) The Plan Administrator must designate the distribution as a distribution of Excess Deferrals.

                        The Plan Administrator shall not be obligated to make a corrective distribution during the same calendar year. Any Matching Contributions (and the income allocable thereto) that are attributable to distributed Excess Deferrals shall be forfeited (even if otherwise nonforfeitable) and reallocated among the Matching Contribution Accounts of all Participants in Employer Contributions, in the same manner as forfeitures would be allocated to such Accounts for that Plan Year.

                (b) CORRECTION OF EXCESS DEFERRALS DURING FOLLOWING CALENDAR YEAR. A Participant who has Excess Deferrals during a taxable year, and who has not received a complete corrective distribution of such Excess Deferrals under subsection 6.4(a) during that year, may receive a distribution of any remaining Excess Deferrals during the following calendar year. Such a corrective distribution may be made only if the Participant notifies the Plan Administrator of this Plan (and the plan administrators of all other plans to which the Excess Deferrals relate) by the March 1 following the close of the calendar year for which the Excess Deferrals were made.

                        Any such notification must be in writing, and the Participant must certify or otherwise establish to the satisfaction of the Plan Administrator that the designated amount is an Excess Deferral. To the extent the Excess Deferrals are attributable solely to Participant Contributions under this Plan (and similar contributions under other plans of the Employer) the Participant shall be deemed to have notified the Plan Administrator of such Excess Deferrals. Upon receiving such timely notice, the Plan Administrator shall distribute, not later than the immediately following April 15, the amount of the Excess Deferrals allocated to this Plan by the Participant, together with any income allocable to that Amount. The Plan Administrator shall allocate income to such distributed Excess Deferrals in the same manner as other income is allocated among Participant Accounts under Article X of the Plan. Income allocable to the period between the close of the calendar year for which the Excess Deferrals were made and the date of the corrective distribution (the "Gap Period") shall be disregarded for this purpose. Any Matching Contributions (and any income allocable thereto) that are attributable to distributed Excess Deferrals shall be forfeited (even if otherwise nonforfeitable) and reallocated among the Matching Contribution Accounts of all Participants in Employer Contributions, in the same manner as forfeitures would be allocated to such Accounts for that Plan Year.

        6.5 LIMITATION ON PARTICIPANT CONTRIBUTIONS. The Plan's provisions for Participant Contributions constitute a cash or deferred arrangement intended to be qualified under Section 401(k) of the Code. Accordingly, these Participant Contributions must satisfy the Actual Deferral Percentage Test (the "ADP Test") under Section 401(k)(3) of the Code for each Plan Year. The ADP Test shall be conducted in accordance with the following rules:

                (a) ACTUAL DEFERRAL PERCENTAGE TEST. For any Plan Year, the ADP Test will be satisfied if the Actual Deferral Percentage ("ADP") for the Highly Compensated Employee Group does not exceed the greater of:

                        (i) 1.25 times the ADP for the Nonhighly Compensated Employee Group; or

                        (ii)    The lesser of:

                                (A) Two (2) times the ADP for the Nonhighly Compensated Employee Group; and

                                (B) The ADP for the Nonhighly Compensated Employee Group plus two (2) percentage points.

                        Effective for Plan Years on and after January 1, 1997, the ADP for the

                        Highly Compensated Employee Group shall be determined on the basis of data from the current Plan Year, and the ADP for the Nonhighly Compensated Employee Group shall be determined on the basis of data from the immediately preceding Plan Year. Notwithstanding the foregoing, for Plan Years commencing on and after January 1, 1997 through the end of the remedial amendment period as described in Notice 97-41, and modified by any subsequent Internal Revenue Service publication, the ADP for the Nonhighly Compensated Employee Group may be determined on the basis of data from the current Plan Year.

                (b)     DETERMINATION OF ADP TEST.   For purposes of determining
                        the precise manner in which the ADP Test is to be conducted, including the definition of "Actual Deferral Percentage," the provisions of Section 401(k)(3) of the Code and the regulations thereunder are incorporated herein by reference (sometimes referred to as the "401(k) Regulations"). For purposes of conducting the ADP Test, a Participant's compensation shall be the Participant's compensation (as defined in Treasury Regulation Section 1.401(k)-l(g)(2)(i)) over the course of the Plan Year. The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the ADP Test for each Plan Year.

                (c)     PRELIMINARY ADP TEST.   The Plan Administrator may, from
                        time to time during the course of a Plan Year, make its best estimate as to whether the ADP Test will be satisfied for the Plan Year. In doing so, the Plan Administrator may conduct one or more preliminary ADP Tests based on the projected compensation and contribution level of Participants. If it appears that there will be "Excess Contributions" (as defined in the 401(k) Regulations), the Plan Administrator may, in its discretion, limit Participant Contributions in a manner designed to prevent Excess Contributions from being made, or use a combination of methods acceptable under the 401(k) Regulations, in order to provide reasonable assurance that Excess Contributions will be avoided or corrected during the Plan Year.

                (d)     CORRECTION OF EXCESS CONTRIBUTIONS.   Notwithstanding
                        any other provision of this Plan, if it is determined that Excess Contributions exist for a Plan Year, such Excess Contributions shall be corrected within 2 1/2 months after the end of such Plan Year in order to avoid the imposition of an excise tax that might otherwise apply under Section 4979 of the Code, and in any event within 12 months after the close of the Plan Year for which the contributions were made. The Plan Administrator may, in its discretion, use either or both of the following correction methods, as described in the 401(k) Regulations:

                        (i) Allocation to the Participant Contribution Accounts of the Nonhighly Compensated Employee Group of any "QUALIFIED NONELECTIVE CONTRIBUTIONS" (as defined in the 401(k) Regulations) made by the Employer, in the Employer's sole discretion; or

                        (ii) Distribution of Excess Contributions (and any income allocable thereto) to the appropriate Highly Compensated Employees. Such distribution shall be determined and made as follows: First, the total dollar amount of excess contributions for each affected Highly Compensated Employee shall be determined. Second, such dollar amounts shall be aggregated for all affected Highly Compensated Employees. Third, the Highly Compensated Employee with the highest dollar amount in Participant Contributions shall be reduced by an amount necessary for such Highly Compensated Employee's Participant Contributions to equal that of the Highly Compensated Employee with the next highest dollar amount in Participant Contributions. Such reduction is then distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under the foregoing, would equal the total excess contributions, the lesser amount shall be distributed. If Excess Contributions remain, the foregoing procedures are repeated until the excess contributions are distributed.

                (e) TREATMENT OF MATCHING CONTRIBUTIONS. If a Matching Contribution has been made to the Plan with respect to an amount that constitutes an Excess Contribution, then such Matching Contribution (and any income allocable thereto) shall be forfeited (even if otherwise nonforfeitable) and reallocated to the Matching Contribution Accounts of the Nonhighly Compensated Employee Group, in the same manner that forfeitures would be allocated to such Accounts for that Plan Year.

                (f)     ALLOCATION OF INCOME.   If Excess Contributions are
                        distributed, any income allocable to the distributed Excess Contributions shall also be distributed. The Plan Administrator shall allocate income to such distributed Excess Contributions in the same manner as other income is allocated among Participant Accounts under Article X of the Plan. Income allocable to the period between the close of the Plan Year for which the Excess Contributions were made and the date of the corrective distribution (the "Gap Period") shall be disregarded for this purpose.

        6.6 LIMITATION ON MATCHING CONTRIBUTIONS. The Plan's provisions for Matching Contributions are subject to the provisions of Code Section 401(m). Accordingly, these Matching Contributions must satisfy the Actual Contribution Percentage Test (the "ACP Test") under Code Section 401(m)(2) for each Plan Year. The ACP Test shall be conducted in accordance with the following rules:

                (a)     ACTUAL CONTRIBUTION PERCENTAGE TEST.   For any Plan
                        Year, the ACP Test will be satisfied if the Actual Contribution Percentage ("ACP") for the Highly Compensated Employee Group does not exceed the greater of:

                        (i) 1.25 times the ACP for the Nonhighly Compensated Employee Group; or

                        (ii)    The lesser of:

                                (A) Two (2) times the ACP for the Nonhighly Compensated Employee Group; and

                                (B) The ACP for the Nonhighly Compensated Employee Group plus two (2) percentage points.

                        Effective for Plan Years on and after January 1, 1997, the ACP for the Highly Compensated Employee Group shall be determined on the basis of data from the current Plan Year, and the ACP for the Nonhighly Compensated Employee Group shall be determined on the basis of data from the immediately preceding Plan Year. Notwithstanding the foregoing, for Plan Years commencing on and after January 1, 1997 through the end of the remedial amendment period as described in Notice 97-41, and modified by any subsequent Internal Revenue Service publication, the ADP for the Nonhighly Compensated Employee Group may be determined on the basis of data from the current Plan Year.

                (b) DETERMINATION OF ACP TEST. For purposes of determining the precise manner in which the ACP Test is to be conducted, including the definition of "Actual Contribution Percentage," the provisions of Section 401(m) of the Code and the regulations promulgated thereunder are incorporated herein by reference (sometimes referred to as the "401(m) Regulations").
                        For purposes of conducting the ACP Test, a Participant's compensation shall be the Participant's compensation (as defined in Treasury Regulation Section 1.401(m)-l(f)(2)) over the course of the Plan Year. The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the ACP Test for each Plan Year.

                (c) PRELIMINARY ACP TEST. The Plan Administrator may, from time to time during the course of a Plan Year, make its best estimate as to whether the ACP Test will be satisfied for the Plan Year. In doing so, the Plan Administrator may conduct one or more preliminary ACP Tests based on the projected compensation and contribution level of Participants. If it appears there will be "Excess Aggregate Contributions" (as defined in the 401(m) Regulations), the Plan Administrator may, in its discretion, limit Matching Contributions in a manner designed to prevent Excess Aggregate Contributions from being made, or use a combination of methods acceptable under the 401(m) Regulations, in order to provide reasonable assurance that Excess Aggregate Contributions will be avoided or be corrected during the Plan Year.

                (d) CORRECTION OF EXCESS AGGREGATE CONTRIBUTIONS. Notwithstanding any other provision of this Plan, if it is determined that Excess Aggregate Contributions exist for a Plan Year, such Excess Aggregate Contributions shall be corrected within 2 1/2 months after the end of such Plan Year in order to avoid the imposition of an excise tax that might otherwise apply under Section 4979 of the Code, and in any event within 12 months after the close of the Plan Year for which the contributions were made. The Plan Administrator may, in its discretion, use any one or more of the following correction methods, as described in the 401(m) Regulations:

                        (i) Allocation to the Matching Contribution Accounts of the Nonhighly Compensated Employee Group of any "Qualified Nonelective Contributions" (as defined in the 401(m) Regulations) made by the Employer, in the Employer's sole discretion;

                        (ii) Distribution of any vested Excess Aggregate Contributions (and any income allocable thereto) to the appropriate Highly Compensated Employees. Distribution of vested Excess Aggregate Contributions shall be made in accordance with the procedures for distributing Excess Contributions as set forth above in Section 6.5(d)(ii); or

                        (iii) Forfeiture of any non-vested Excess Aggregate Contributions (and any income allocable thereto) made during the Plan Year on behalf of the Highly Compensated Employee Group.

                (e)     ALLOCATION OF INCOME. If Excess Aggregate
                        Contributions are distributed, any income allocable to the distributed Excess Aggregate Contributions shall also be distributed. The Plan Administrator shall allocate income to such distributed Excess Contributions in the same manner that other income is allocated among Matching Contribution
                        Accounts under Article X of the Plan. Income allocable to the period between the close of the Plan Year for which the Excess Aggregate Contributions were made and the date of the corrective distribution (the "Gap Period") shall be disregarded for this purpose.

        6.7     MULTIPLE USE LIMITATION.   The Plan Administrator shall
ensure that multiple use of the "Alternative Limitation" does not occur, and if it does, that it is corrected in accordance with Treasury Regulation
Section 1.401(m)-2. The term "Alternative Limitation" has the meaning ascribed to such term under Regulation Section 1.401(m)-2(b)(2) and refers to the alternatives for satisfying the ADP and ACP Tests provided in Paragraphs 6.5(a)(ii) and 6.6(a)(ii), respectively. If multiple use of the Alternative Limitation occurs, it shall be corrected by reducing the ACP of the Highly Compensated Employee Group in the manner described in Regulation Section 1.401(m)-l(e)(2), so that there is no multiple use of the Alternative Limitation. Instead of making this reduction, the Plan Administrator may eliminate multiple use of the Alternative Limitation by allocating Qualified Nonelective Contributions, if any, in accordance with Regulation Section 1.401(m)-l(b)(5).

                                     ARTICLE VII
                       DEPOSIT AND INVESTMENT OF CONTRIBUTIONS


        7.1 DEPOSIT OF EMPLOYER AND MATCHING CONTRIBUTIONS. Upon receipt of Employer or Matching Contributions, the Trustee shall immediately deposit such Contributions in the Default Fund (as defined in Section 8.2(b)). Effective August, 31, 1998, the Trustee shall deposit and allocate such Contributions in accordance with the Participant's investment directions made under Section 7.3 or 7.4. Contributions for which no investment election is made shall be deposited into the Default Fund until an investment election is filed with the Plan Administrator.

        7.2 DEPOSIT OF PARTICIPANT CONTRIBUTIONS. Upon receipt of Participant Contributions, the Trustee shall immediately deposit such contributions in one or more of the Funds established under Section 8.2, as directed by the Employer; provided that the Employer's directions to the Trustee shall be based on the investment election of each Participant, made in accordance with the provisions of Section 7.3 or 7.4. Contributions for which no investment election is made shall be deposited into the Default Fund until an investment election is filed with the Plan Administrator.

        7.3 INVESTMENT ELECTION AT PARTICIPATION. Each Participant in Participant Contributions shall, upon electing to become a Participant under the Plan pursuant to Section 3.2 and on a form suitable to the Plan Administrator, make an election as to the manner in which Participant Contributions made by the Employer on his behalf are to be invested by the Trustee. A Participant's investment election shall specify the percentage of his Participant Contributions to be invested in one or more of the Funds described in Section 8.2. Unless changed by a Participant under Section 7.4, the investment election initially made by a Participant shall remain in effect until he ceases to be a Participant under the Plan. Notwithstanding the foregoing, effective August 31, 1998, a Participant's investment election hereunder shall apply to a Participant's entire Account, including Employer and Matching Contributions. Contributions for which no investment election is made shall be deposited into the Default Fund until an investment election is filed with the Plan Administrator.

        7.4 CHANGES IN INVESTMENT ELECTION. A Participant may change his investment election for Participant Contributions by filing with the Plan Administrator a written election directing a change in his investment election or by utilizing any other administrative procedures established by the Plan Administrator. Any such change shall apply to:

                (a) Participant Contributions made by the Employer on the Participant's behalf after the date the election becomes effective;

                (b) All amounts in the Participant's Participant Contribution Account on the date the election becomes effective; and

                (c) All amounts in the Participant's Rollover Account, if any.

                (d) Notwithstanding the foregoing, effective August 31, 1998, a Participant's change in investment election hereunder shall apply to a Participant's entire Account, including Employer and Matching Contributions.

Amounts already invested in the Life Insurance Fund (as defined in Section 8.2(b)) may be invested in another Fund only in connection with a
Participant's termination of life insurance coverage under the Plan.   In no
event may a Participant have any portion of his Rollover Contribution Account, or any amount already in his Participant Contribution Account on the date the election becomes effective (to the extent not previously used to purchase life insurance), used to purchase life insurance.

        As of the Effective Date of the Plan, a Participant may change his investment elections not more than once in any calendar quarter. Effective August 31, 1998, a Participant may make investment election changes at any time. A change in an investment election will be implemented as soon as administratively practicable after it is received by the Plan Administrator.

                                     ARTICLE VIII
                         ESTABLISHMENT OF FUNDS AND ACCOUNTS


        8.1 ESTABLISHMENT OF ACCOUNTS. Under the circumstances described below, the Plan Administrator shall establish one or more of the following Accounts in the name of each Participant:

                (a) In the case of a Participant on whose behalf the Employer makes an Employer Contribution under subsection 5.1(a), an "Employer Contribution Account." This Account shall reflect the amount attributable to such Employer Contributions made on such Participant's behalf.

                (b) In the case of a Participant on whose behalf the Employer makes a Matching Contribution under subsection 5.1(b), a "Matching Contribution Account." This Account shall reflect the amount attributable to such Matching Contributions made on such Participant's behalf.

                (c) In the case of a Participant who elects any Compensation reduction under Section 5.2, a "Participant Contribution Account." This Account shall reflect the amount attributable to Participant Contributions made on such Participant's behalf.

                (d) In the case of a Participant who makes a Rollover Contribution or an Elective Transfer under Section 5.3, a "Rollover Contribution Account." This Account shall reflect the amount attributable to such Rollover Contributions and Elective Transfers made by such Participant.

                (e) In the case of a Participant who made after-tax contributions to this Plan prior to the Plan's January 1, 1987, restatement, an "After-Tax Contribution Account." This Account shall reflect the amount attributable to such after-tax contributions made by such Participant.

                (f) In the case of a Participant who was a participant in the former Sundstrand Corporation Thrift and Investment Plan ("TIP") on September 30, 1983, a "Thrift and Investment Plan Account." This Account shall reflect the amount transferred to this Plan from the TIP, to the extent not yet withdrawn by the Participant.

        8.2     ESTABLISHMENT OF FUNDS.

                (a) The Trustee, at the direction of the Plan Administrator, shall establish separate investment funds under the Trust Agreement. The Plan

                        Administrator may direct the Trustee to add, change or eliminate from time to time one or more investment funds, without an amendment to the Plan and upon such terms and conditions as it deems appropriate. Notwithstanding the foregoing, the Plan Administrator shall direct the Trustee, in accordance with Section 404(c) of ERISA, to make available at all times at least three separate investment alternatives each of which is diversified and which have materially different risk and return characteristics. The investment alternatives in the aggregate shall enable each Participant by choosing among them to achieve a portfolio with aggregate risk and return characteristics at any point within a range normally appropriate for the Participant, and which in the aggregate tend to minimize through diversification the overall risk of the Participant's portfolio. The Plan intends to constitute a plan described in
                        Section 404(c) of ERISA, such that to the extent permitted by law the fiduciaries of the Plan shall be relieved of liability for any losses that are the direct and necessary result of the investment instructions given by Participants and Beneficiaries under the Plan.

                (b) Notwithstanding the foregoing, the Investment Funds shall, at all times, include: (i) a Fund used for the investment of Employer Matching Contributions and Participant Contributions for which no investment election is provided, which Fund is designed to preserve capital and provide fixed income until an investment election is made ("Default Fund"); (ii) a "Life Insurance Fund" for the purpose of purchasing life insurance under Article 8A (solely for amounts deposited into such fund prior to August 31, 1998); and, (iii) effective January 1, 2000, a Company Stock Fund, which is designed to permit Participants to invest in shares of common stock of Sauer, Inc., the parent company of the Company ("Company Stock").

        8.3 COMPANY STOCK FUND. The provisions of this Section 8.3 are effective January 1, 2000, and sets forth special rules governing the investment of Participant Contributions into the Company Stock Fund.

                (a) INVESTMENTS IN COMPANY STOCK FUND. Participants may elect to invest a portion of their Participant Contributions in the Company Stock Fund. The maximum amount permitted to be invested shall be 30% of a Participant's Account balances, determined at the time the amount is transferred to, or deposited in, the Company Stock Fund. The Company shall have the right
                        (i) to pay from amounts transferred to or deposited in the Company Stock Fund any brokerage fees and expenses associated with such transfer and acquisition of Company Stock, and (ii) to pay from the Participant's Accounts any brokerage fees and expenses associated with the conversion of such units to any other Investment Fund and/or cash.

                (b) VOTING RIGHTS. Participants with Contributions invested in Company stock shall be entitled to vote the shares
                        allocated to the Participant's Account.   Within a
                        reasonable time prior to each annual or special meeting of the shareholders of the Company, the Company shall send to each Participant a copy of the proxy soliciting material (including an annual report) for the meeting, together with a form requesting instructions to the Trustee on how to vote the proportional number of shares of Company Stock (and any fractional share thereof) attributable to the Participant's interest in the Company Stock Fund. Upon receipt of such instruction, the Trustee shall vote such shares to the extent possible to reflect such Participants instructions. If the Trustee does not receive voting instructions from a Participant, the Trustee shall vote the Company Stock attributable to each Participant's interest in the same proportion as the Trustee votes the shares of Company Stock which are attributable to Participants' interests in the Company Stock Fund of which the Trustee received voting instructions.

                        Notwithstanding any provision of the Plan to the contrary, if a tender or exchange offer is made for a majority of the outstanding shares of Company Stock, a Participant shall direct the Trustee as to the disposition of the proportional number of shares of Company Stock attributable to his interest in the Company Stock Fund. If a Participant does not direct the Trustee as to the disposition of the Company Stock attributable to his Company Stock Fund with the time specified, such Participant shall be deemed to have timely instructed the Trustee not to tender or exchange such shares of Company Stock.

                        Information relating to the purchase, holding and sale of Company Stock and the exercise of shareholder rights with respect to such Company Stock by Participants shall be maintained in accordance with procedures designed by the Trustee to safeguard the confidentiality of such actions by the Participant, except to the extent necessary to comply with federal or state laws.

                (c) COMPLIANCE WITH FEDERAL SECURITIES LAWS. The Company reserves the right to file with the Securities Exchange Commission (the "SEC") a Registration Statement on Form S-8 in connection with registration of the shares of common stock of the Company and the participation interests to be offered and sold to the Plan.

                        Notwithstanding any provision of this Section to the contrary, if a Participant is a person subject to
                        Section 16 of the Securities and Exchange Act of 1934 ("Section 16") as of January 1, 2000, such Participant shall not be permitted to invest his Participant Contributions in the Company Stock Fund until such time as he is no longer subject to Section 16. If a Participant is not subject to Section 16 as of January 1, 2000, but later becomes subject to Section 16, he shall not be permitted, as of the date he becomes subject to such Section, to invest future Participant Contributions in the Company Stock Fund. With respect to investments already made in the Company Stock Fund, such Participant shall, at his option, make an election to transfer out of the Common Stock Fund; provided that such transfer is made at least six months after any investment election into the Common Stock Fund, or purchase of Company stock under any other plan maintained by the Company.

        8.4 INCOME ON FUNDS. Any dividends, interest, distributions, or other income received by the Trustee with respect to any of the Funds established under Section 8.2 shall be reinvested by the Trustee in the Fund in respect of which such income was received.

        8.5     RECORD OF INFORMATION.   With respect to each payroll period
in which the Employer delivers contributions to the Trustee, the Employer shall also prepare and deliver the following information with respect to each
Participant:

                (a) The amount of such contribution which represents an Employer Contribution;

                (b) The amount of such contribution which represents a Matching Contribution;

                (c) The amount of such contribution which represents a Participant Contribution; and

                (d) The manner in which such contribution is to be deposited and invested by the Trustee in accordance with the provisions of Article VII.

        8.6 ACCOUNT BALANCES. For all purposes of the Plan, the balance of each Account of a Participant as of any date shall be the balance of such Account after all credits and charges thereto for and as of such date have been made, as provided in the Plan and the Trust Agreement.

                                    ARTICLE VIIIA
                                    LIFE INSURANCE


        8A.1    PURCHASE OF POLICIES.  Upon written instructions from the
Plan Administrator, the Trustee shall apply any Participant Contributions designated by a Participant for investment in the Life Insurance Fund toward the purchase, from a legal reserve life insurance company or companies authorized to do business in any one of the jurisdictions in which the Employer employs Participants, of a life insurance policy or policies on the life of such Participant, on the life of such Participant's spouse, and/or on the life of such Participant's child(ren), as designated by the Participant. Any such policy or policies shall be subject to the provisions of this
Article VIIIA.

        8A.2    POLICY TERMS.   Limitations as to coverage, insurability,
premium rates, convertibility and other matters shall be subject to the provisions of the policy issued by, or the underwriting guidelines of, the insurance company or companies from which such insurance coverage is purchased. All such policies shall designate the Trustee as the sole owner, with exclusive power to exercise all rights, privileges, options and elections granted or permitted thereunder; provided, however, that the exercise of such power by the Trustee shall be subject to the right of the Plan Administrator to direct the Trustee with respect thereto or to require the Trustee to obtain its approval before exercising any such power. All such directions by the Plan Administrator shall be made on a uniform, nondiscriminatory basis.

        8A.3    PAYMENT OF PREMIUMS.  The Trustee, upon written instructions from the Plan Administrator, shall pay each premium on any policy or policies held for the benefit of a Participant and shall charge such premium payment to the Life Insurance Fund. The Trustee shall be under no obligation to pay any premium, however, unless the Plan Administrator acknowledges in writing that there are funds available from the interest of such Participant in the Life Insurance Fund to make such payment.

        8A.4    OVERRIDING CONDITIONS AND LIMITATIONS.   Notwithstanding any
other provision of the Plan, at no time shall the aggregate of the premiums paid under the Trust for any ordinary life insurance policy or policies (within the meaning of Internal Revenue Service Revenue Rulings 54-51 and 61-164) on the life of any Participant, such Participant's spouse, and such Participant's child(ren) equal or exceed one-half of the Participant's Participant Contributions, nor at any time shall the aggregate of the premiums paid under the Trust for any policy or policies on the life of any Participant, such Participant's spouse, and such Participant's child(ren) that provide pure life insurance protection equal or exceed one-fourth of the Participant's Participant Contributions. In order to comply with this limitation, the Plan Administrator shall, in writing, direct the Trustee to take such action with respect to any such policy or policies held by it as the Plan Administrator shall deem advisable, including, but not limited to, conversion to paid-up basis or partial or total surrender of such policy or policies or any part or parts thereof. At all times, each such policy on the life of any Participant, such Participant's spouse, and/or such Participant's child(ren) shall be owned by the Trustee as part of the Life Insurance Fund.

       8A.5    DESIGNATION OF BENEFICIARY, DEATH BENEFITS.

                (a) RECEIPT OF POLICY PROCEEDS. Subject to the provisions of Section 4.2, the Beneficiary shall receive from any life insurance policy purchased under the Plan any and all proceeds paid, excluding any cash value, and the Trustee shall be the beneficiary designated to receive any cash value payable from any life insurance policy or policies purchased under the Plan.

                (b) DEATH OF PARTICIPANT. In the event of the death of a Participant on whose life an insurance policy is held under the Trust, the Trustee shall receive the cash value of such policy and shall as soon as practical thereinafter pay such amount in accordance with the terms of the Beneficiary designation form filed by such Participant with the Plan Administrator pursuant to
                        Section 4.1 or, failing any effective Beneficiary designation, to the Beneficiary determined under Section 4.2.

                        The ownership of any policy held by the Trust on the life of a Participant's spouse and/or child(ren) at the time of the Participant's death shall be assigned by the Trustee to the Beneficiary or Beneficiaries designated pursuant to Section 4.1 to receive the Participant's interest in the Plan or, failing any effective Beneficiary designation, to the Beneficiary determined under Section 4.2.

                (c) DEATH OF PARTICIPANT'S SPOUSE OR CHILD. In the event of the death of a Participant's spouse or child on whose life an insurance policy is held under the Trust, the Trustee shall receive the proceeds of such policy and shall, at the Participant's direction, either (i) invest all of such proceeds, including any cash value and interest accruing since the death of the spouse or child (hereinafter, "post-death interest"), in one or more of the Funds established under Section 8.2, or (ii) pay all or part of such proceeds, except any cash value and post-death interest, to the Participant and invest such cash value and post-death interest in one or more of the Funds established under Section 8.2. In the event the Participant has not provided the Trustee with such direction, the Trustee shall invest all of such proceeds, including any cash value and post-death interest, in the Default Fund. By filing a written election with the Plan Administrator, in accordance with the provisions of Section 7.4, a Participant may direct the investment of all or any portion of the policy proceeds retained in the Plan, including any cash value and post-death interest, in one or more of the Funds established under Section 8.2. Notwithstanding anything herein to the contrary, in no event may a Participant elect to have such proceeds, or any gains arising therefrom, used to purchase life insurance under the Plan.

                        The provisions of the Plan relating to distributions upon a Participant's termination of participation in the Plan, or upon the Plan's termination, shall apply (to the extent retained in the Plan) to the proceeds from a policy on the life of a Participant's spouse or child(ren) and to all gains and losses arising therefrom.

        8A.6    OTHER DISTRIBUTIONS; VESTING.

                (a) On the termination of a Participant's employment by the Employer for any reason other than death, the former Participant shall have a vested interest in the cash surrender value, if any, of each policy on his life, the life of his spouse, and/or the life of his child(ren), then held under the Trust Agreement.

                (b) Distribution of the vested interest of a former Participant determined under subsection 8A.6(a) shall be made in the form of an insurance policy or policies delivered to such former Participant as soon as reasonably practicable; provided, that, at the election of the Participant and upon the Plan Administrator's written instructions to the Trustee, such interest shall be distributed to the former Participant in cash.

                (c) To implement the provisions of this Article VIIIA, the Plan Administrator, shall in writing direct the Trustee to take such action with respect to any policy or policies held hereunder as the Plan Administrator shall deem advisable, including, but not limited to, conversion to a paid up basis or surrender of the policy or policies or any part or parts thereof. In no event may any policy or policies, or any portion of the value thereof, be retained in the Trust after a former Participant's Settlement Date, or after any termination of the Plan, for the purpose of continuing the life insurance protection for such former Participant.

        8A.7 LIFE INSURANCE SUNSET PROVISION. Notwithstanding anything in this Article to the contrary, the Life Insurance Fund shall be frozen as of August 30, 1998. No further Contributions from any source shall be deposited into or transferred to the Life Insurance Fund after August 30, 1998. No further actions may be taken, or changes made, with respect to any life insurance policy in any Account on or after August 30, 1998. Notwithstanding the foregoing, a Participant shall have the right at any time to surrender any insurance policy purchased on behalf of his or her Account under the Plan and to have the proceeds of such surrendered policy invested according to the Participant's investment election under Section 7.3 or 7.4.

                                      ARTICLE IX
                                        LOANS


        9.1     LOANS TO PARTICIPANTS.  Subject to the provisions of this
Article IX, an Active Participant may, by filing a written loan application with the Plan Administrator, borrow money from the Plan which is attributable to (a) his Participant Contributions, and (b) his Rollover Contributions and Elective Transfers. The Plan Administrator shall approve the loan application of an Active Participant if the loan satisfies the requirements of this Article IX and if the loan complies with such administrative rules and procedures as the Plan Administrator may adopt in writing.

        9.2 LIMITATIONS. The following restrictions, limitations and requirements shall be observed by the Plan Administrator in approving or denying any loan application:

                (a) No more than two (2) loans may be approved with respect to any Active Participant in any Plan Year;

                (b) No additional loan may be made if at the time such loan is to be made the Active Participant applying for such loan has two loans under the Plan outstanding (a loan which is in default shall be considered an outstanding loan);

                (c) The amount that an Active Participant may borrow is limited to the amount determined under paragraph (i) or
                        (ii), whichever is less:

                        (i) Fifty percent (50%) of the total vested value of the Active Participant's Participant Contribution and Rollover Accounts, or

                        (ii)    $50,000, reduced by the excess (if any) of:

                                (A) The highest outstanding balance of loans from the Plan to the Active Participant during the one-year period ending on the day before the date a new loan is made, over

                                (B) The outstanding balance of loans from the Plan to the Active Participant on the date a new loan is made;

                        For purposes of this subsection 9.2(c), the value of an Active Participant's Accounts shall be determined as of the Revaluation Date coincident with the date on which the Active Participant files his loan application.

                (d) Loans may be made only for a period of months, not to exceed 60 months, as elected by the Participant; provided that no loan may be made for a period that would extend beyond the date on which the recipient of the loan ceases to be an Active Participant; and

                (e)     No loan may be made for less than $500.

        For purposes of this Section, amounts invested in the Life Insurance Fund shall not be taken into consideration when determining the value of an Active Participant's Accounts.

        9.3     INTEREST RATE.   The interest rate to be paid by an Active
Participant on a new loan shall be the prime lending rate published by the WALL STREET JOURNAL on the business day next preceding the day on which the application for the loan is received by the Plan Administrator, plus 1-1/2 percentage points. Effective August 31, 1998, the interest rate shall be the prime lending rate published by the WALL STREET JOURNAL on the first business day of the month preceding the month in which the application for the loan is received by the Plan Administrator, plus 1-1/2 percentage points.

        9.4     REPAYMENT.   Interest and principal on a loan shall be repaid
by an Active Participant in equal installments through payroll deductions over the period of the loan. Notwithstanding the foregoing, an Active Participant may at any time, by a single lump sum, repay the full amount of any loan outstanding to him (including any interest accrued but unpaid as of such date).

        9.5     DOCUMENTATION.   Each loan must be evidenced by a written
loan agreement, signed by the Active Participant, in which he personally guarantees the repayment of the loan and secures the loan with fifty percent (50%) of his vested interest in the Plan. The Active Participant must execute a payroll deduction authorization on such form as is prescribed by the Plan Administrator, which authorization shall be irrevocable for the period of the loan.

        9.6     SECURITY, COLLECTION.   Each loan from the Plan to an Active
Participant shall be secured by fifty percent (50%) of the Active
Participant's vested interest in the Plan. Any of the following events shall constitute a default of a loan granted pursuant to this Article IX:

                (a)     The recipient of the loan ceases to be an Active
                        Participant;

                (b)     The Plan terminates;

                (c) The recipient of the loan fails to make any payment required under this Article IX within 30 days of the date such payment is due;

                (d) The filing for relief, by or against the recipient of the loan, under the United States Bankruptcy Code, which proceeding is not dismissed within 30 days of filing; or

                (e) The past or future making of a false representation or warranty by the recipient of the loan in connection with any loan or loans to him under the Plan.

If an event of default described in subsections (a) or (b) of this Section
9.6 occurs with respect to an Active Participant's loan, the loan shall become immediately due and payable and shall be repaid out of the Active Participant's interest in the Plan by reducing his Account balances accordingly. The foregoing right of set-off shall not be construed as authorizing the Plan Administrator to defer collection of a loan until the termination of an Active Participant's employment, but merely provides a method of ensuring payment by such time.

        If an event of default described in subsection (c) of this Section
9.6 occurs with respect to an Active Participant's loan, the loan shall be immediately due and payable, and pursuant to Section 72(p) of the Code, a deemed distribution equal to any unpaid principal and interest shall be reported to the Internal Revenue Service; provided, however, that the loan shall not be satisfied out of the Active Participant's interest in the Plan prior to his attainment of age 59 1/2 or entitlement to a distribution under the terms of the Plan. If an event of default described in subsections (d) or (e) of this Section 9.6 occurs with respect to an Active Participant's loan, the loan shall be immediately due and payable, but shall not be satisfied out of the Active Participant's interest in the Plan prior to his attainment of age 59 1/2 or entitlement to a distribution under the terms of the Plan. Nothing in this Section 9.6 shall be construed to relieve a borrower from his obligation to make timely payments as required by Section 9.4, Section 9.5, and the written loan agreement.

        9.7     ADDITIONAL INFORMATION.   In addition to the limitations
contained in Section 9.2, the Plan Administrator may further limit the amount lent to any Active Participant in order to maintain a reserve chargeable against such Participant's interest in the Plan for income taxes that would have to be withheld by the Trustee if the loan were to become a deemed
distribution to such Participant under  Section 72(p) of the Code.   In the
event the loan becomes a deemed distribution to the Active Participant, any such taxes required to be withheld by the Trustee (whether or not such a reserve has been created) shall be charged to and shall reduce such Participant's interest in the Plan, to the extent possible, and any excess shall be treated as an administrative expense of the Plan that shall be reimbursed by such Participant.

        9.8     ACCOUNTING.   Upon approving a loan to an Active Participant,
the Plan Administrator shall direct the Trustee to draw the amount of the loan from the Funds in which the Participant's Participant Contribution and Rollover Accounts are invested, on a pro rata basis; provided, however, that no amount shall be drawn from the Participant's investment in the Life Insurance Fund, if any.

        An Active Participant's payments of principal and interest on a loan made under this Article IX shall be reinvested by the Trustee in accordance with the Active Participant's investment election for his Participant Contribution and Rollover Accounts then in effect; provided, however, that no payments under this provision shall be invested in the Life Insurance Fund. The Trustee shall make the appropriate credits and charges to the Funds involved in such payments of principal and interest.


                                   ARTICLE X
                             VALUATION OF ACCOUNTS

        10.1 REVALUATION OF PARTICIPANT'S INTEREST. As of each Revaluation Date, the Plan Administrator shall adjust each separate Account of each Participant, each former Participant, and each Beneficiary to reflect any increase or decrease in net worth of the Funds since the immediately preceding Revaluation Date. Such adjustment shall be done in the following manner:

                (a) The Trustee shall revalue all of the assets of the Funds at fair market value, provided that the Life Insurance Fund shall be valued at the cash value of the life insurance contract(s). In determining the fair market value, the following rules shall apply:

                        (i) All transactions involving the purchase or sale of investments, which have been executed but for which settlement has not been made, on or before the Revaluation Date, shall be treated as though settlement had been made.

                        (ii) Assets that are regularly traded on established markets shall be valued at the last sale price on the Revaluation Date, or, if no sale price is quoted on such Revaluation Date, then at the bid price last quoted on or prior to the close of business on such date.

                        (iii) All other assets of the Trust Fund shall be valued in accordance with usual valuation practices.

                (b) The Plan Administrator shall then, on the basis of the valuation provided under subsection 10.l(a) and after making appropriate adjustments for the amount of any contributions, distributions, or withdrawals since the immediately preceding Revaluation Date, ascertain the net increase or decrease in net worth of the Funds attributable to net earnings and all gains and losses, both realized and unrealized, since the immediately preceding Revaluation Date.

                (c) The Plan Administrator shall then allocate the net increase or decrease in the net worth of the Funds as determined among all Participants, former Participants, and Beneficiaries who have an interest in such Funds, separately with respect to each of such Funds, in the ratio that the balance of each separate Account of each such Participant, and of the distribution account of each such former Participant or Beneficiary, on such Revaluation Date bears to the aggregate of the balances of all such Accounts on such Revaluation Date, and shall credit or charge, as the case may be, each such Account with the amount of its allocated share; provided that the interest of each Participant, former Participant, and Beneficiary in the Life Insurance Fund shall be equal to the cash value of the life insurance contract(s) held under such Fund for the benefit of such Participant, former Participant, or Beneficiary.

                (d) Finally, the Plan Administrator shall credit to each Account of each Participant, in accordance with the provisions of Article V, his contributions since the preceding Revaluation Date, shall debit each account of each Participant with the amount of distributions made therefrom since the preceding Revaluation Date, and shall make such other adjustments to each Account of each Participant as are necessary to reflect a Participant's change in investment election with respect to contributions previously credited to the Participant's Accounts, as provided in Section 7.4.

        10.2 INVESTMENT FUND ACCOUNTING. The Employer (or designated record keeper) shall maintain records for each Participant's Participant Contribution Account, Rollover Contribution Account, After-Tax Contribution Account, Thrift and Investment Plan Account, if any, that reflect the value of each Participant's share in the Funds.

        10.3 FINALITY OF DETERMINATIONS. The Trustee shall have exclusive responsibility for determining the net income, liabilities and value of the assets of the Funds. The Plan Administrator shall have exclusive responsibility for determining the balance of each Account maintained under the Plan. The Trustee's and the Plan Administrator's determinations shall be conclusive upon the Employer and all Participants, former Participants, and Beneficiaries under the Plan.

        10.4    NOTIFICATION.   As soon as reasonably possible after the end
of each calendar quarter, the Plan Administrator shall notify each Participant, former Participant, or Beneficiary of the balance of his separate Accounts as of the last day of such calendar quarter.

                                      ARTICLE XI
                              WITHDRAWALS WHILE EMPLOYED


        11.1 EMPLOYER AND MATCHING CONTRIBUTION ACCOUNTS. Except as provided in Section 11.4, a Participant who remains employed by the Employer may not withdraw any portion of his Employer or Matching Contribution Accounts.

        11.2    PARTICIPANT CONTRIBUTION ACCOUNT.  Except as provided in
Section 11.4, a Participant who remains employed by the Employer may withdraw amounts from his Participant Contribution Account only for reasons of financial hardship (hereinafter referred to as a "Hardship Withdrawal"), as described in this Section 11.2.

                (a) FINANCIAL HARDSHIP. A withdrawal shall be for financial hardship only if it is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy that financial need.

                (b) IMMEDIATE AND HEAVY FINANCIAL NEED. A withdrawal will be considered to be made on account of a Participant's immediate and heavy financial need only if the distribution is for:

                        (i) Expenses for medical care described in Section 213(d) of the Code either previously incurred by the Participant or his spouse or dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain such medical care;

                        (ii) Costs directly related to the purchase of a principal residence for the Participant (but not to pay mortgage payments);

                        (iii) Payment of tuition and related educational fees, including room and board, for the next 12 months of post-secondary education for the Participant or his spouse, children, or dependents (as defined in Section 152 of the Code); or

                        (iv) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on that principal residence.

                (c) DISTRIBUTION NECESSARY TO SATISFY HARDSHIP. A distribution will be treated as necessary to satisfy a Participant's financial need only if:

                        (i) The distribution is not in excess of the amount required to relieve the immediate and heavy financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution; and

                        (ii) The Participant cannot relieve that need from other resources reasonably available to him, including any assets of the Participant's spouse and minor children that are reasonably available to him (but excluding property held for the Participant's child under an irrevocable trust or the Uniform Gifts to Minors Act).

                (d)     REPRESENTATIONS BY PARTICIPANT.   Absent actual
                        knowledge to the contrary, the Plan Administrator shall treat a Participant as satisfying the requirements of subsection 11.2(c) if the Participant represents, in writing, that his financial need cannot reasonably be relieved through any of the following:

                        (i) Reimbursement or compensation by insurance or otherwise;

                        (ii)    Liquidation of the Participant's assets;

                        (iii)   Cessation of Participant Contributions;

                        (iv) Other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer; or

                        (v) Borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

                                For purposes of this subsection 11.2(d), a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.

                (e)     SOURCE OF HARDSHIP WITHDRAWAL.   In no event shall a
                        Hardship Withdrawal be permitted with respect to amounts other than the portion of a Participant's Participant Contribution Account consisting of:

                        (i) Participant Contributions, regardless of when made,

                        (ii) Qualified Nonelective Contributions, regardless of when made, and

                        (iii) Income allocable to both Participant and Qualified Nonelective Contributions, to the extent such income was credited to the

                                Participant's Participant Contribution Account as of December 31, 1988.

                (f)     APPLICATION FOR HARDSHIP WITHDRAWAL.   A Participant who
                        wishes to receive a Hardship Withdrawal shall submit a written request to the Plan Administrator, on a form acceptable to the Plan Administrator, and in accordance with any rules and procedures established by the Plan Administrator. The Plan Administrator, acting in a uniform nondiscriminatory manner, shall approve any Hardship Withdrawal request that meets the requirements described in this Section 11.2, and shall deny all other Hardship Withdrawal requests. Hardship withdrawals so approved shall be made as soon as administratively practicable.

Notwithstanding anything to the contrary in this Section 11.2, an "alternate payee," as defined in Section 12.7, shall be eligible to make hardship withdrawals in accordance with the provisions of this Section 11.2; provided, however, that the amount available for withdrawal shall be limited to the amount payable to such alternate payee under Section 12.7.

        11.3 ROLLOVER, AFTER-TAX, AND THRIFT AND INVESTMENT PLAN ACCOUNTS. A Participant who remains employed by the Employer may withdraw all or any portion of his Rollover, After-Tax, or Thrift and Investment Plan Account by submitting a written request to the Plan Administrator, on a form acceptable to the Plan Administrator. Any such form shall specify the Account or Accounts from which the withdrawal is to be made. The withdrawal shall be drawn pro rata from each of the Funds in which that Account or those Accounts are invested, in accordance with the Participant's investment election then in effect under Article VII. The withdrawal shall be effected as soon as administratively feasible after the Plan Administrator's receipt of the request form.

        11.4    ATTAINMENT OF AGE  59 1/2 OR DISABILITY.   Notwithstanding
any other provision of this Article XI, a Participant who remains employed by the Employer may withdraw all or any portion of his vested Plan benefit upon attaining age 59 1/2 or becoming disabled. For this purpose, a Participant shall be "Disabled" if, in the opinion of the Plan Administrator, his condition is described in Section 401(k)(2)(B)(i)(1) of the Code. A Participant may make a withdrawal under this Section 11.4 by submitting a written request to the Plan Administrator, on a form acceptable to the Plan Administrator, and in accordance with any rules and procedures established by the Plan Administrator. Any such form shall specify the Account or Accounts from which the withdrawal is to be made. The withdrawal shall be drawn pro rata from each of the Funds in which that Account or those Accounts are invested, in accordance with the Participant's investment election then in effect under Article VII.

        11.5    FORM OF PAYMENT.   All amounts withdrawn under this Article
XI shall be paid to the Participant in cash by check.

                                     ARTICLE XII
                      DISTRIBUTION ON TERMINATION OF EMPLOYMENT

        12.1 TERMINATION OF PARTICIPATION. Each Participant shall cease to be a Participant under the Plan on the date such Participant's employment with the employer is terminated for any reason, including layoff (in excess of one year), Disability, or death.

        12.2    VESTING.

                (a) The interest of a Participant in his Employer and Matching Contribution Accounts shall vest as follows:

                        (i) Upon his termination of employment at or after his Normal Retirement Date, one hundred percent (100%).

                        (ii) Upon his death or Disability, one hundred percent (100%), or

                        (iii) Upon any other termination of employment, in accordance with the following schedule:


                                  YEARS OF SERVICE         NONFORFEITABLE
                                                             PERCENTAGE*
                               Date Employee is hired            20
                                         1                       40
                                         2                       60
                                         3                       80
                                     4 or more                  100


                (b) The interest of a Participant in any Account other than his Employer or Matching Contribution Account shall at all times be one hundred percent (100%) vested and not subject to forfeiture.

                (c) Upon the Plan's termination or the Employer's complete discontinuance of contributions, each Participant shall become one hundred percent (100%) vested in his Employer and Matching Contribution Accounts.

------------------------
     * A Participant's nonforfeitable percentage shall be calculated to the nearest one thousandth of one percent, based on the number of completed years and days of Service.

        12.3    FORFEITURES.   Upon the termination of a Participant's
employment with the Employer for any reason other than retirement on or after his 65th birthday, death, or Disability, the Plan Administrator shall notify the Trustee in writing of the termination and shall direct the Trustee to make payment of the Participant's Participant Contribution Account, Rollover Account, After-Tax Contribution Account, Thrift and Investment Plan Account, if any, and the vested portion of his Employer and Matching Contribution Accounts, as of the Revaluation Date coincident with his date of termination of employment, in a method provided under Section 12.4. The vested portion of a Participant's Employer and Matching Contribution Accounts shall be determined in accordance with Section 12.2.

        The nonvested portion, if any, of his Employer and Matching Contribution Accounts shall be retained in such Accounts until a sufficient period has elapsed to determine whether he will be reemployed before incurring a one-year Break in Service. If he is reemployed before incurring a one-year Break in Service, his Employer and Matching Contribution Accounts will continue to vest. If he incurs a one-year Break in Service, the non-vested portion of such Accounts shall be deemed a forfeiture and used to reduce the Employer and Matching Contributions of the Employer for the Plan Year in which the Participant incurs such one-year Break in Service. If a Participant is rehired by the Employer after incurring a one-year Break in Service but before incurring five consecutive one-year Breaks in Service, any portion of his Employer and Matching Contribution Accounts that was forfeited on his earlier termination of employment shall be restored to him. Such restoration shall be effected through forfeitures arising during the year of the Participant's reemployment and, if such forfeitures are insufficient, additional Employer Contributions.

        On such Participant's subsequent termination of employment before becoming fully vested in his Employer and Matching Contribution Accounts, the portion of his Employer and Matching Contribution Accounts distributable on such subsequent termination of employment shall be calculated as follows:

                (a) The amount distributed to the Participant from his Employer and Matching Contribution Accounts on his earlier termination of employment shall be added to his Employer and Matching Contribution Accounts at such time;

                (b) The amount determined under subsection 12.3(a) shall be multiplied by the Participant's vested percentage as of the date of his subsequent termination of employment, as determined under Section 12.2; and

                (c) The amount distributed to the Participant on his earlier termination of employment shall be deducted from the product calculated under subsection 12.3(b) to determine the amount distributable on his subsequent termination of employment.

        12.4 DISTRIBUTION ON TERMINATION OF EMPLOYMENT. Upon a Participant's termination of employment with the Employer for any reason described in Code Section 401(k)(2)(B)(i)(1), the Plan Administrator shall direct the Trustee to distribute to that Participant or his Beneficiary the vested portion of the Participant's Accounts (as determined under Section 12.2), in accordance with the provisions of this Section 12.4.

                (a)     DISTRIBUTION TO PARTICIPANTS.   Upon a Participant's
                        termination of employment with the Employer for any reason other than the Participant's death, the Participant may elect to receive the vested portion of his Accounts in either of the following forms:

                        (i) A single lump sum, payable within a reasonable time after the 120th day following the Plan Administrator's receipt of the Participant's election, or

                        (ii) A series of installment payments over a fixed period of time that is not less than two (2) years and not more than the joint life expectancy of the Participant and his Beneficiary. For this purpose, life expectancies shall be determined under Tables V and VI of Treasury Regulation Section 1.72-9 (or such other sources as may be required for use under Section 401(a)(9) of the Code and the regulations thereunder) and shall not be recalculated in years following the initial determination. The amount of the first installment payment shall be determined by multiplying the value of the total vested portion of the Participant's Accounts as of the Revaluation Date coincident with the date as of which the installment is payable by a fraction, the numerator of which is one (1) and the denominator of which is the total number of installment payments. The amount of each subsequent installment payment shall be determined by multiplying the value of the total vested portion of the Participant's Accounts as of the date as of which the installment is payable by a fraction, the numerator of which is one (1) and the denominator of which is the remaining number of installment payments. Such installment payments shall be made on a quarterly, semi-annual, or annual basis, as elected by the Participant. The first installment payment shall be made within a reasonable time after the 120th day following the Plan Administrator's receipt of the Participant's election.

                (b)     DISTRIBUTION TO BENEFICIARIES.   Upon a Participant's
                        termination of employment with the Employer by reason of the Participant's death, the Participant's designated Beneficiary(ies) may elect to receive a distribution of the vested portion of the Participant's Accounts in either of the following forms:

                        (i) A single lump sum, payable within a reasonable time after the Participant's death, or

                        (ii) A series of installment payments over a fixed period of time that is not less than two (2) years and not more than five (5) years; provided, however, the period of time over which the series of installment payments is paid shall not exceed the Beneficiary's life expectancy. For this purpose, life expectancy shall be determined under Table V of the Treasury Regulation Section 1.72-9 (or such other sources as may be required for use under Section 401(a)(9) of the Code and the regulations thereunder) and shall not be recalculated in years following the initial determination. The amount of the first installment payment shall be determined by multiplying the value of the total vested portion of the Participant's Accounts as of the Revaluation Date coincident with the date as of which the installment is payable by a fraction, the numerator of which is one (1) and the denominator of which is the total number of installment payments. The amount of each subsequent installment payment shall be determined by multiplying the value of the total vested portion of the Participant's Accounts as of the date as of which the installment is payable by a fraction, the numerator of which is one (1) and the denominator of which is the remaining number of installment payments. Such installment payments shall be made on a quarterly, semi-annual, or annual basis, as elected by the Beneficiary. The first such installment payment shall be made within a reasonable time after the Participant's death.

                (c)     LUMP SUM DISTRIBUTIONS.   Any lump sum distribution
                        shall be made in cash by check.

                (d)     INSTALLMENT DISTRIBUTIONS.   All installment
                        distributions shall be made in cash by check. Any Participant (or, in the case of a distribution under Paragraph 12.4(b)(ii), any Participant's Beneficiary) electing to receive an installment distribution may elect to have the vested portion of the Participant's Accounts invested in any one or more of the Funds (other than the Life Insurance Fund) after the Participant's Settlement Date; provided, however, that only one such election may be made after such Settlement Date, which election must be made prior to the payment of the first installment. Installment payments will be drawn pro-rata from the Participant's balances in the Funds. In the event a Participant or Beneficiary dies before receiving all installment payments to which he would otherwise be entitled, the remaining portion of the Participant's vested Accounts shall be paid in a single lump sum to the Participant's designated Beneficiary(ies) (or, in the case of a distribution being made under Paragraph 12.4(b)(ii), as provided in Section 4.2).

                (e)     LIFE INSURANCE FUND.   Notwithstanding the preceding
                        provisions of this Section 12.4, any interest in the Life Insurance Fund shall be distributed to a Participant or Beneficiary in accordance with the provisions of Sections 8A.5 and 8A.6.

                (f) IN-KIND DISTRIBUTIONS. Effective January 1, 2000, a Participant may elect to receive amounts distributed from his Account invested in the Company Stock Fund in whole shares of Company Stock, with any fractional shares paid in cash. Such election and the method of transfer of the shares shall be in such form and manner as is established by the Plan Administrator.

        12.5 DISTRIBUTION OF SMALL AMOUNTS. Notwithstanding any other provision of this Plan to the contrary, if the vested portion of a Participant's Accounts as of the Participant's Settlement Date does not exceed $3,500 (effective January 1, 1998, $5,000) (and did not exceed such amount at the time of any prior distribution from such Accounts) that amount shall be distributed to the Participant or Beneficiary in a single lump sum,
as soon as administratively practicable following that Settlement Date.   If
the vested portion of a Participant's Accounts does exceed $3,500 (effective January 1, 1998, $5,000) (or did exceed such amount at the time of any prior distribution from such Accounts) that amount shall not be distributed prior to the Participant's (or, in the case of a distribution under subsection 12.4(b), the Participant's Beneficiary's) attainment of age 70 1/2, unless the Participant or Beneficiary (as the case may be) shall have consented in writing to an earlier distribution.

        12.6    COMMENCEMENT OF DISTRIBUTIONS.   Notwithstanding anything in
this Article XII to the contrary (except the last paragraph of this Section 12.6), if the vested portion of the Participant's Accounts exceeds $3,500 (effective January 1, 1998, $5,000) (or exceeded such amount at the time of any prior distribution), distribution of benefits under Section 12.4(a) shall not commence within 30 days after the date the Plan Administrator issues to the Participant the notice required by Treasury Regulation Section
1.411(a)-11(c) (the "Tax Notice").   The Tax Notice shall be distributed no
less than 30 days and no more than 90 days before any distribution would be made.

        The Tax Notice shall explain the tax rules that apply to Plan distributions and shall notify the Participant of his right to (1) have benefit payments deferred to a later date, (2) have benefits paid to the Participant, (3) have benefits paid in a direct rollover described in Article XII, or (4) have benefits split between payment to the Participant and payment in a direct rollover.

        The Participant shall elect in writing, on a form to be provided by the Plan Administrator, whether and/or how benefits are to be distributed. No distribution shall be made unless the Participant consents to such distribution. Such consent may not be given before the Participant receives the Tax Notice nor more than 90 days before the distribution would be made. If the Participant refuses to consent to such distribution, his Accounts shall be retained in the Trust Fund. In that case, distribution shall commence as soon as administratively feasible after the first to occur of the Participant's (1) attainment of age 65 and request for a lump-sum distribution of his entire vested Account balance, (2) election to receive a distribution in accordance with Section 12.10, (3) attainment of age 70 1/2, or (4) death (provided the Plan Administrator has received notice of the Participant's death).

        A distribution that is subject to the Participant's consent may commence less than 30 days after the Tax Notice is given to the Participant, provided that:

                (a) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the Tax Notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                (b) The Participant, after receiving the Tax Notice, affirmatively elects a distribution.

        12.7 DISTRIBUTION UNDER QUALIFIED DOMESTIC RELATIONS ORDER. Notwithstanding anything in this Article XII or Section 16.8 to the contrary, the Plan Administrator may direct the Trustee to make distribution to an "alternate payee" under a "qualified domestic relations order" at any time specified in such order, whether before, at, or after a Participant's "earliest retirement age" (as all of such terms are defined in Section 414(p) of the Code), provided that any such distribution before a Participant's earliest retirement age shall be subject to the following conditions:

                (a) The order must either provide for, or permit the Plan Administrator and alternate payee to agree to, such an early distribution;

                (b) The distribution must constitute a single-sum payment of all Plan benefits to which the alternate payee may become entitled under the terms of the order; and

                (c) If the order so provides, any such distribution that exceeds $3,500 (effective January 1, 1998, $5,000) shall be made only with the alternate payee's written consent. Unless the context clearly requires a contrary interpretation, any order providing for a single sum distribution to an alternate payee as of a Participant's "earliest retirement age" shall be construed as providing for such payment to be made on the date which is as soon as administratively practicable after the Plan Administrator has determined that the order constitutes a qualified domestic relations order.

        12.8 SPECIAL DISTRIBUTION LIMITATIONS. This Section sets forth rules concerning when distributions may or must begin, and over what period of time they may or must be made. Any rules concerning the timing and duration of benefits found in other provisions of the Plan shall be altered only to the extent necessary to avoid violating the rules of this Section. In no event shall these rules be interpreted to provide any option as to the time, manner, or duration of benefits in addition to options provided elsewhere in the Plan.

                (a) Unless a Participant (or, in the case of a distribution under subsection 12.4(b), a Participant's Beneficiary) elects otherwise, distribution of the vested portion of a Participant's Accounts shall commence within sixty
                        (60) days after the close of the Plan Year in which occurs the latest of:

                        (i)     The Participant's attainment of age 65,

                        (ii) The tenth anniversary of the Participant's commencement of participation in the Plan, or

                        (iii) The Participant's termination of employment with the Employer.

                (b) Notwithstanding any provision in the Plan to the contrary, no distribution may be made under this Plan, other than to a Participant's spouse, that would result in the actuarial equivalent of a Beneficiary's interest equaling or exceeding 50 percent of the actuarial equivalent of the Participant's full benefit, both equivalents being determined as of the Participant's actual retirement date. All distribution made under this subsection shall be made in accordance with Section 401(a)(9) of the Code and the regulations thereunder, including the minimum distribution incidental benefit rules of Proposed Regulation Section 1.401(a)(9)-2. Any Plan provisions reflecting Section 401(a)(9) shall override any distribution options in the Plan that are inconsistent with Section 401(a)(9).

                (c) In no event shall distribution with respect to a Participant commence later than:

                        (i) for Plan Year beginning before January 1, 1997, the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                        (ii) for Plan Years beginning on or after January 1, 1997:

                                (A)     for a Participant who is not a five
                                        percent (5%) owner (as described in
                                        Section 416(i) of the Code), the
                                        later of (1) the April 1 of the
                                        calendar year next following the
                                        calendar year in which the
                                        Participant attains age 70 1/2, or
                                        (2) the April 1 of the calendar year
                                        in which the Participant terminates
                                        employment; and

                                (B)     for a Participant who is a five
                                        percent (5%) owner, the  calendar
                                        year following the calendar year in
                                        which the Participant attains age
                                        70 1/2, or such other date as may be
                                        prescribed by applicable laws or
                                        regulations.

                                Notwithstanding the foregoing, if a
                                Participant who is not a five percent (5%) owner attains age 70 1/2 on or after January 1, 1996 and before January 1, 1999, and is still employed by the Employer on April 1 of the calendar year following the year in which he attained age 70 1/2, such Participant may elect to commence distribution effective as of April 1 of the calendar year following the calendar year in which he attained age 70 1/2 or to delay commencement of distribution until the Participant terminates employment.

                (d) In no event shall distribution with respect to a Participant be made over a period extending beyond the later of:

                        (i) The life of the Participant or the joint lives of the Participant and the Beneficiary designated by him (if any), or

                        (ii) The life expectancy of the Participant or the joint life expectancy of the Participant and the Beneficiary designated by him (if any).

                (e) If a Participant dies after a distribution of his interest in the Plan has begun but before his complete interest has been distributed, the remaining portion shall be distributed at least as rapidly as under the method of distribution

                        (consistent with (d), above) being used at the time of his death.

                (f) If a Participant dies before distribution of his interest has begun, distribution of his entire interest shall be completed within five (5) years after his death. However, if a portion of the Participant's interest is to be paid to a Beneficiary designated by him, that portion may, if the other provisions of this Plan so provide, be distributed over the life or life expectancy of the Beneficiary. In that case, distribution must begin not later than one (1) year after the date of the Participant's death or such later date as the Secretary of the Treasury may by regulations prescribe. If the Beneficiary is the Participant's surviving spouse, and other provisions of the Plan so provide, distribution need not begin until the date on which the Participant would have attained age 70 1/2. If the surviving Spouse dies before distribution to her begins, then for purposes of the requirements of this and the preceding subsections (concerning the latest date a distribution may begin and the longest period of time over which payments may be made), the surviving spouse shall be treated as if she were a Participant.

        12.9    EFFECT OF PLAN ADMINISTRATOR'S DETERMINATION.   In exercising
its authority under this Article XII, the Plan Administrator shall act in such manner as it shall in good faith determine will most adequately and fairly meet the needs of each Participant or Beneficiary, as the case may be.
 No authority shall be exercised in such manner as to discriminate between any class or group of Participants. The Plan Administrator's determination of all questions that may arise under this Article XII (if made in accordance with the standards prescribed herein) shall be conclusive upon all persons claiming to have any interest under the Plan. In making any determinations hereunder, the Plan Administrator may rely upon any signed statement that a Participant or Beneficiary files with it.

        12.10   DISTRIBUTION AFTER EARLY RETIREMENT.   A Participant who
retires on or after his Early Retirement Date and who does not immediately receive the vested portion of his Accounts in a single lump sum may thereinafter elect to receive all or a portion of his vested Accounts under any of the forms of distribution specified in subsection 12.4(a). The number of such elections shall not be limited; provided, however, that any such election:

                (a)     Shall be made in accordance with Section 12.6;

                (b) Shall result in either a minimum lump-sum distribution of $500 or an installment distribution of the Participant's entire vested Account balance; and

                (c) Shall not apply to any portion of the Participant's Accounts held in the Life Insurance Fund.

        12.11   DIRECT ROLLOVERS.   Notwithstanding any provision of the Plan
to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified
by the distributee in a direct rollover.   An eligible rollover distribution
may not be paid to more than one eligible retirement plan. For purposes of this Section, the following terms shall have the meaning ascribed to them below:

                (a) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
                        Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                (b) An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                        Section 408(b) of the Code, an annuity plan described in
                        Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                (c) A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                (d) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                    ARTICLE XIII
                                   ADMINISTRATION


        13.1 PLAN ADMINISTRATOR. Sauer-Sundstrand Company is the Plan Administrator and has sole responsibility for the administration of the Plan, including but not limited to the rights to interpret and construe the Plan,
and to determine any disputes arising thereunder.   In exercising such powers
and authorities, and in fulfilling such responsibilities, the Plan Administrator shall exercise good faith, apply standards of uniform
application, and refrain from arbitrary action.   The Plan Administrator
hereby designates to those named in Sections 13.2 through 13.5 certain rights and duties for the general administration of the Plan, and from time to time may further designate or change responsibilities under the Plan.

        13.2    RIGHTS AND DUTIES OF THE BOARD.   The Board of Directors of
Sauer-Sundstrand Company (the "Board"), shall:

                (a) Adopt the Plan and such amendments thereto as the Board has not delegated to the Committee under Section 13.4; and

                (b)     Appoint the Committee.

The Board shall act through a majority of its members, either by vote at a meeting or in writing without a meeting.

        13.3    RIGHTS AND DUTIES OF THE TRUSTEE.   The Trustee shall have such
rights and duties as are set forth in this Section 13.3.

                (a)     HOLD ASSETS.   The Trustee shall hold the assets of this
                        Plan.

                (b)     TRUST AGREEMENT.   The Plan Administrator will enter
                        into a Trust Agreement with one or more Trustees, and the Trustee will receive contributions made by the Employer pursuant to the Plan and will hold, invest, and distribute the same in accordance with the terms and provisions of each Trust Agreement. The Plan Administrator will determine the form and terms of such Trust Agreement and may modify such Trust Agreement from time to time to accomplish the purposes of this Plan.

                (c)     RECORDS.   The Trustee will keep full books of account
                        and will, at least once during each calendar year, submit to the Committee a report, which shall include a list of the investments comprising the trust fund at the end of the period covered by the report, showing the valuation placed on each item on such list by the Trustee at the end of such period and the total of such valuations, and shall include a statement of purchases, sales and any other investment changes and of income and disbursements since the last report. Copies of such reports shall be available for inspection at the principal office of the Employer and at such other places as the Committee shall specify.

                (d) REMOVAL AND RESIGNATION OF TRUSTEE. The Board may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement. Upon such removal, or upon the resignation of the Trustee, the Board will designate a successor Trustee.

        13.4    RIGHTS AND DUTIES OF THE COMMITTEE.   The Sauer-Sundstrand
Employee Benefit Committee (the "Committee") shall have such rights and duties as are set forth in this Section 13.4.

                (a) The Committee members shall be appointed by, and shall serve at the pleasure of, the Board. Vacancies will be filled in the same manner as original appointments.

                (b) The Committee will hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine. A majority of the members of the Committee at the time in office will constitute a quorum for the transaction of business.

                (c) The Committee may act at a meeting or in writing without a meeting. The Committee may adopt such regulations and rules as it deems desirable for the conduct of its affairs, which will be uniformly and consistently
                        applied.   All decisions of the Committee will be made
                        by the vote of the majority, including actions in writing taken without a meeting.

                (d) No member of the Committee will have any right to vote or decide upon any matter relating solely to himself or solely to any of his rights and benefits under the Plan.

                (e) The Committee shall have the right to appoint, remove and replace a Trustee or Trustees, investment manager, record keeper, insurance company or companies, or any qualified institution or institutions to act as funding agent with respect to the Plan.

                (f) The Committee shall set funding and investment policies for the assets of the Plan.

                (g) The Committee shall appoint the Appeal Review Committee and the Plan Benefit Committee, and shall have the right to appoint others or to employ individuals to assist in the administration of the Plan.

                (h) The Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an
                        administrative error.   It shall endeavor to act,
                        whether by general rules or by particular decisions, so as not to discriminate in favor of, or against, any person and so as to treat all persons in similar
                        circumstances uniformly.   The Committee shall correct
                        any defect, reconcile any inconsistency, or supply any
                        omission with respect to this Plan.   All such
                        corrections, reconciliations, and completions of Plan provisions shall be final and binding upon the parties.

                (i) The Employer specifically intends that the Committee have the greatest permissible discretion to construe the terms of the Plan and to determine all questions concerning eligibility, participation and benefits.
                        Any such decision made by the Committee shall be binding on the Employer and all Employees, Participants, and Beneficiaries, and is intended to be subject to the most
                        deferential standard of judicial review.   Such standard
                        of review is not to be affected by any real or alleged conflict of interest on the part of the Committee members.

        The Committee shall adopt all Plan amendments.

        13.5 RIGHTS AND DUTIES OF THE PLAN BENEFIT COMMITTEE. The Plan Benefit Committee shall have the following rights and duties:

        (a) To receive and reply to applications or claims for benefits filed with it by Participants or Beneficiaries in accordance with subsection 13.11(a);

        (b) To issue directions to the Trustee concerning all benefits that are to be paid pursuant to the provisions of the Plan;

        (c) To receive from the Employer and Participants such information as is necessary for proper administration of the Plan;

        (d) To prepare and distribute, in such form as it determines appropriate, information explaining the Plan; and

        (e) To furnish to the Employer, upon request, such reports with respect to the Plan's administration as are necessary or appropriate.

        13.6    RIGHTS AND DUTIES OF THE APPEAL REVIEW COMMITTEE.   The Appeal
Review

Committee shall have the rights and duties as set forth in subsection
13.11(b).

        13.7 INVESTMENT MANAGER. In the event that the Committee appoints an investment manager to invest all or any of the assets of the Trust, the investment manager shall have all the powers granted to the Trustee with respect to the assets of the Trust Fund, and the Committee and the Trustee shall be relieved of all liability with respect to the management and investment of such assets so long as any such investment manager is retained. For purposes of this Article 13, the term "investment manager" shall mean any party that:

                (a) Is registered as an investment broker under the Investment Advisors Act of 1940, is a bank, or is an insurance company qualified to manage, acquire, and dispose of plan assets under the laws of more than one state;

                (b) Acknowledges in writing that it is a fiduciary with respect to the Plan; and

                (c) Is granted the power to manage, acquire or dispose of any asset of the Trust Fund pursuant to this Article 13.

        13.8    RECORD KEEPER.  The Committee may in its sole discretion,
appoint a person to keep records for the Plan (the "record keeper").   The
record keeper shall maintain the Accounts (including Rollover Accounts), allocate earnings, receive and monitor Participants' investment directions, communicate necessary information to the Trustee (or, if applicable, the investment manager) to facilitate investment of the Trust Fund in accordance with Participants' directions, and keep accurate and detailed accounts of all
investments, receipts, disbursements, and other transactions hereunder.   In the
event a record keeper is appointed, the Trustee shall be relieved of its responsibility for these recordkeeping duties imposed on the record keeper, and shall be relieved of liability for those recordkeeping duties to the extent permitted under Part 4, Subtitle B, Title I of ERISA.

        13.9     INDEMNIFICATION.   Each member of the Board and the
forenamed Committees, and each of the Employer's officers, directors and employees associated with administration of the Plan, shall be indemnified by Sauer-Sundstrand Company against all costs, expenses and liabilities (other than amounts paid in a settlement to which Sauer-Sundstrand Company does not consent) reasonably incurred by him or them in connection with any action to which he or they may be a party by reason of performance of designated duties, except in relation to matters as to which he or they shall be adjudged in such performance to be personally guilty of gross negligence or
willful misconduct.   The foregoing right to indemnification shall be in
addition to such other rights as these individuals may enjoy as a matter of law or by reason of insurance coverage of any kind.

        13.10   RELIANCE UPON OTHERS.   The Board members, the Trustee, and
the respective Committee members may rely upon the direction, information or actions of each other as being proper under the Plan, and they are not required to inquire into the propriety of such direction, information or action. They may also rely upon all tables, valuations, certificates and reports made by an accountant, attorney, actuary, consultant or other person
selected or approved by any one of them.   Except as prohibited by ERISA,
they will be indemnified in accordance with Section 13.9 with respect to their reliance upon others as stated herein.

        13.11   CLAIMS PROCEDURES.

                (a) APPLICATION FOR BENEFITS. At least 60 days before intended commencement of a Plan benefit, each Participant and/or Beneficiary believing himself eligible shall apply for such benefit by completing and filing with the Plan Benefit Committee an application for benefits on a form supplied by the Plan Benefit
                        Committee.   Before the date on which benefit payments
                        are to commence, each such application must be supported by such information and data as the Plan Benefit
                        Committee deems relevant and appropriate.   Evidence of
                        age, marital status (and, in the appropriate instances, health, death, or disability), and location of residence shall be required of all applicants for benefits.

                (b)     APPEALS OF DENIED CLAIMS FOR BENEFITS.   In the event
                        that any claim for benefits is denied, in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in
                        writing by the Plan Benefit Committee.   The notice
                        advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such
                        denial.   All appeals shall be made under the following
                        procedure:

                        (i) The Participant or beneficiary whose claim has been denied shall file with the Appeal Review Committee a notice of appeal from the denial. Such notice shall be filed within ninety (90) days from his receipt of notification by the Plan Benefit Committee of the claim's denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

                        (ii)    The Appeal Review Committee shall, within thirty
                                (30) days of receipt of the Participant's or Beneficiary's notice of appeal, establish a hearing date on which the Participant or Beneficiary may make an oral presentation to the Appeal Review Committee in support of his appeal. The Participant or Beneficiary shall be given not less than ten (10) days' notice of the date set for the hearing.


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


                        (iii) The Appeal Review Committee shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Appeal Review Committee shall deem relevant.
                                If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his interest, and the Appeal Review Committee shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

                        (iv) The Appeal Review Committee shall render a determination upon the appealed claim, which determination shall be accompanied by a written
                                statement as to the reasons therefor.   The
                                determination so rendered shall be binding upon all parties.


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


                                    ARTICLE XIV
                             AMENDMENT AND TERMINATION


        14.1 AMENDMENT. Subject to the provisions of Section 14.2, the Board of Directors of Sauer-Sundstrand Company (or its designee) may at any time and from time to time amend the Plan, and all Employees, Participants, former Participants, Beneficiaries, and persons claiming any interest under the Plan shall be bound thereby.

        14.2 LIMITATION ON AMENDMENT. No amendment shall be made to the Plan which would have the effect of:

                (a) Directly or indirectly divesting the interest of any Participant or former Participant in any amount that he would have received had he terminated his employment with the Employer immediately prior to the effective date of such amendment, or the interest of any Beneficiary as such interest existed immediately prior to the effective date of such amendment;

                (b) Directly or indirectly affecting the vested interest of a Participant under the Plan, unless the conditions of
                        Section 203(c) of ERISA are satisfied; or

                (c) Causing or effecting impermissible discrimination in favor of Highly Compensated Employees; provided, however, that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan. Moreover, no amendment shall be made hereunder which would permit any portion of the Trust Fund to be returned to the Employer or to be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants,
                        and Beneficiaries.   Furthermore, no amendment shall be
                        made which would decrease the amount of any Participant's Accounts.

        14.3    TERMINATION.   The Plan Administrator reserves the right to
terminate the Plan, in whole or in part, at any time or to completely discontinue contributions to the Plan, which termination or discontinuance of contributions shall become effective at the time specified in such action (the effective date of such termination or discontinuance shall hereinafter be referred to as the "termination date").

        The Plan shall terminate automatically in the event of the bankruptcy or insolvency of the Employer; if the Employer makes a general assignment for the benefit of creditors; or if the Employer is dissolved or liquidated (unless there is a successor to the business of the Employer which adopts the
Plan within ninety (90) days after becoming such successor).   In the event
of the merger or consolidation of the Employer with or into any other corporation, or in the event that substantially all of the assets of the Employer are transferred to another corporation, the


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successor corporation resulting from the consolidation, merger, or transfer of such assets, as the case may be, shall have the right to adopt and continue the Plan and to succeed to the position of the Employer hereunder. If, however, the Plan is not so adopted within ninety (90) days after the effective date of such consolidation, merger, or transfer of assets, the Plan shall automatically be deemed terminated as of the effective date of such transaction. Nothing in this Plan shall prevent the dissolution, liquidation, consolidation, or merger of the Employer, nor the sale or transfer of all or substantially all of its assets.

        In the event of the termination of the Plan, written notice thereof
shall be given to Employees covered hereunder and to the Trustee.   Upon any
such termination of the Plan, the Trustee and the Plan Administrator shall take the following actions for the benefit of Participants, former Participants, and Beneficiaries; provided that in the event of a partial termination it shall be followed only with respect to those Participants, former Participants and Beneficiaries directly affected:

                (a) As of the termination date, the Trustee shall revalue the Trust Fund, and the Plan Administrator, taking into account such revaluation, shall adjust all Participant
                        Accounts in the manner provided in Section 10.1.   In
                        determining the net worth of the Trust Fund hereunder, the Trustee shall, unless payment is otherwise provided for by the Plan Administrator, include as a liability such amounts as in its judgment shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the Trust property, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

                (b) The Trustee, after first being advised by the Plan Administrator in writing as to the value of all of the Participant Accounts, shall thereinafter dispose of such Accounts to or for the benefit of such Participants, former Participants, or Beneficiaries, at such times and by such methods as are provided in Article XII.


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                                     ARTICLE XV
                                TOP-HEAVY PROVISIONS


        15.1    TOP-HEAVY STATUS.   The provisions of this Article XV shall
apply only with respect to any Plan Year for which the Plan is Top-Heavy.
If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this
Article XV shall supersede any conflicting provisions elsewhere in the Plan.

        15.2    DEFINITIONS.   For purposes of this Article XV, the following
words and phrases shall have the meanings stated below, unless a different meaning is plainly required by the context:

                (a)     An "Affiliate" of the Employer shall mean a Related
                        Employer.

                (b) The term "Aggregation Group" with respect to the plans of the Employer, shall mean the plan or group of plans which includes all plans maintained by the Employer or its Affiliates:

                        (i)     In which a Key Employee is a participant,

                        (ii) Which enable any plan maintained by the Employer or its Affiliates in which a Key Employee is a participant to meet the requirements of Sections 401(a)(4) or 410 of the Code, or

                        (iii) Which are selected by the Employer for permissive aggregation, the inclusion of which would not prevent the group of plans from continuing to meet the requirements of Sections 401(a)(4) and 410 of the Code.

                (c) Except as provided in subsection 15.2(f), "Compensation" shall have the meaning given such term under Paragraph 6.3(e)(ii).

                (d) The "Cumulative Account" and "Cumulative Accrued Benefit" of an Employee or former Employee shall be determined as follows:

                        (i) An Employee's or former Employee's "Cumulative Account," as of a Determination Date, shall be the sum of the balances to his accounts under a defined contributions plan, determined as of the most recent plan valuation date occurring within the 12-month period ending on the Determination Date. That amount shall be increased by any contributions due after such valuation date and on or before the Determination Date. If the valuation date falls within


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


                                the first plan year of the plan, the
                                Employee's or former Employee's Cumulative
                                Account shall include any contributions made after the Determination Date, but allocated as of a date in the first plan year. If the Plan is being considered in an Aggregation Group, the Employee's or former Employee's Cumulative Account shall be the sum of the balances to his accounts under all defined contribution plans included in the Aggregation Group under consideration (as determined under the rules above).

                        (ii) An Employee's or former Employee's "Cumulative Accrued Benefit," as of a Determination Date, shall be the present value of his accrued benefit under a defined benefit plan, determined under the actuarial assumptions set forth in such plan, as of the most recent plan valuation date occurring within the 12-month period ending
                                on the Determination Date.   For purposes of
                                computing the Employee's or former Employee's Cumulative Accrued Benefit, he shall be treated as if he voluntarily terminated his service as of such valuation date (as of the Determination date, in the case of the plan's first year).
                                The accrued benefit of an Non-Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the
                                Code.   If the Plan is being considered in an
                                Aggregation Group, the Employee's or former
                                Employee's Cumulative Accrued Benefit shall be the sum of the present values of his accrued benefits under all defined benefit plans included in the Aggregation Group under consideration (as determined under the rules above).

                        (iii) The balance to an Employee's or former Employee's accounts and the value of his benefits shall not include amounts attributable to deductible employee contributions.

                        (iv) The balance to an Employee's or former Employee's accounts and the value of his benefits shall be increased by the aggregate amount of any distributions made on his account under the Plan or plans during the five-year period ending on the Determination Date.

                        (v) Rollovers and direct plan-to-plan transfers shall be treated as follows:


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


                                (1)     If the transfer is initiated by the
                                        Employee or former Employee and made
                                        from a plan maintained by the Employer
                                        to a plan maintained by another
                                        employer, the transferor plan shall
                                        continue to include the amount
                                        transferred as an amount in the
                                        Employee's or former Employee's account
                                        under the transferor plan or as an
                                        accrued benefit under the transferor
                                        plan.   The transferee plan shall not
                                        consider the amount if it is accepted by the plan after December 31, 1983, but shall include it as an amount under the plan if it is accepted prior to December 31, 1983.

                                (2) If the transfer is not initiated by the Employee or former Employee, or is made between plans maintained by the Employer, the transferor plan shall not include the amount transferred as an amount under the plan and the transferee plan shall consider the amount transferred as an amount under the transferee plan.

                                (3)     For purposes of this Paragraph
                                        15.2(d)(v), the Employer and all its
                                        Affiliates shall be considered a single
                                        employer.

                        (vi) For purposes of determining the Cumulative Account under this Plan of an Employee or former Employee, the valuation date shall be the Determination Date.

                (e) "Determination Date" shall mean, for purposes of determining whether a plan is Top-Heavy for a particular plan year, the last day of the preceding plan year (or, in the case of the first plan year of a plan, the last day of that first year).

                (f) The words "Key Employee" shall mean an Employee or former Employee (including the beneficiary of such Employee or former Employee) who, at any time during the Plan Year or any of the four preceding Plan Years, was:

                        (i) An officer of the Employer or an Affiliate having an aggregate annual Compensation from the Employer and its Affiliates of more than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for the Plan Year, but in no event shall more than 50 employees or, if less, the greater of (A) 3 employees, or (B) 10 percent of the aggregate number of employees of the Employer and its Affiliates, be taken into account under this Paragraph 15.2(f)(i)


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


                                as officers of the Employer or Affiliate;

                        (ii) One of the ten employees of the Employer having an aggregate annual Compensation from the Employer or an Affiliate of more than the limitation in effect under Section 415(c)(1)(A) of the Code for the Plan Year and owning (or considered as owning, within the meaning of
                                Section 318 of the Code) both (A) more than a one-half percent interest, and (B) the largest interests, in the Employer;

                        (iii) A person owning more than 5 percent of the Employer (within the meaning of Section 416(i)(l)(B)(i) of the Code); or

                        (iv) A person having an aggregate annual Compensation from the Employer and its Affiliates of more than $150,000 (as adjusted by the Secretary of the Treasury) and owning more than one (1) percent of the Employer (within the meaning of Section 416(i)(1)(13)(i) of the Code).

                        For purposes of applying Section 318 of the Code to the provisions of this subsection 15.2(f), subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting "5 percent" for "50 percent." For purposes of Section 15.2(f)(ii), if two employees have the same interest in the Employer, the employee having the greater aggregate annual Compensation from the Employer and its Affiliates shall be treated as having the larger interest. For purposes of this subsection 15.2(f), "Compensation" shall be defined under Section 414(q)(7) of the Code.

                (g) The words "Non-Key Employee" shall mean any Employee who is not a Key Employee.

        15.3    DETERMINING TOP-HEAVY STATUS.   The determination of whether the
Plan is "Top-Heavy" shall be made as follows:

                (a) If the Plan is not required to be included in an Aggregation Group with other plans of the Employer or its Affiliates, then it shall be Top-Heavy only if, when considered by itself, it is a Top-Heavy Plan and it is not included in a permissive Aggregation Group that is not a Top-Heavy Group.

                (b) If the Plan is required to be included in an Aggregation Group with other plans of the Employer or its Affiliates, it shall be Top-Heavy only if the Aggregation Group, including any permissively aggregated plans, is Top-Heavy.


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


                (c) If the Plan is not a Top-Heavy Plan and it is not required to be included in an Aggregation Group with other plans of the Employer or its Affiliates, then it shall not be Top-Heavy even if it is permissively aggregated in an Aggregation Group which is a Top-Heavy Group.

A plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group with respect to any plan year if the sum, as of the Determination date, of the Cumulative Accrued Benefits and the Cumulative Accounts of Key Employees for the plan year exceeds 60 percent of a similar sum determined for all Employees. A plan is a "Super Top-Heavy Plan" if it would be a Top-Heavy
Plan under the provisions of this Section 15.3 after substituting "90 percent" for "60 percent" in the preceding sentence. For purposes of this
Section 15.3, the Cumulative Accrued Benefits and Cumulative Accounts of an individual shall be disregarded if he has not, at any time during the five-year period ending on the Determination Date, performed any services for the Employer.

        15.4    MINIMUM CONTRIBUTION.   For each Plan Year that the Plan is
Top-Heavy, the Employer will contribute and allocate to an Account maintained for each Non-Key Employee who is eligible to participate in the Plan and who is employed by the Employer on the last day of such Plan Year an amount equal to the lesser of:

                (a) Three percent (3%) of such Non-Key Employee's Compensation for such Plan Year; and

                (b) The largest percentage of contributions and forfeitures, if any, as a percentage of the Key Employee's Compensation, allocated to the Accounts maintained under the Plan for any Key Employee for such Year.

The minimum contribution allocable pursuant to this Section 15.4 will be determined without regard to any contributions made by the Employer for any Employee under the Federal Social Security Act and will be made with respect to any Non-Key Employee who is eligible to participate in the Plan, even if he did not elect to have Participant Contributions made on his behalf under
the Plan for that Plan Year.   Participant Contributions shall be disregarded
for all purposes under this Section 15.4, except in determining the percentage described in subsection 15.4(b).

        15.5 SAFE HARBOR RULE. If, in any Plan Year in which the Plan is a Top-Heavy Plan, a Participant in the Plan is also participating in a defined benefit plan, within the meaning of Section 3(35) of ERISA, which is maintained by the Employer or any Affiliate and which is also a Top-Heavy Plan, the minimum contribution specified in Section 15.4 will not apply to him; he will instead be subject to the minimum benefit accrual provisions of such defined benefit plan, as required to comply with Section 416(c)(1) of the Code.


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


                                    ARTICLE XVI
                                   MISCELLANEOUS


        16.1 PLAN NON-CONTRACTUAL. Nothing herein contained shall be construed as a commitment or agreement on the part of any Employee to continue his employment with the Employer, and nothing herein contained shall be construed as a commitment on the part of the Employer to continue the employment or the rate of compensation of any Employee for any period. All Employees herein shall remain subject to discharge, layoff, or disciplinary action to the same extent as if the Plan had never been put into effect.

        16.2 CLAIMS OF OTHER PERSON. The provisions of the Plan shall in no event be construed as giving any Employee or any other person, firm or corporation, any legal or equitable right as against the Employer, its officers, employees or directors, or as against the Trustee, except any such rights as are specifically provided for in the Plan or are hereinafter created in accordance with the terms and provisions of the Plan.

        16.3 BENEFITS. Nothing in the Plan shall be construed to confer any right or claim upon any person other than the parties hereto, Participants, former Participants and Beneficiaries.

        16.4 NO GUARANTEES. Neither the Plan Administrator nor the Trustee guarantees the Trust from loss or depreciation, nor the payment of
any amount which may be or become due to any person from the Trust Fund.   No
Participant or other person shall have any recourse against the Plan Administrator or the Trustee if the Trust Fund is insufficient to provide Plan benefits in full. Nothing herein contained shall be deemed to give any Participant, former Participant, or Beneficiary any interest in a specific part of the Trust Fund, nor any other interest, except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and Trust Agreement.

        16.5 MERGER OR CONSOLIDATION OF PLAN. Any merger or consolidation of the Plan with another plan, or any transfer of Plan assets or liabilities to another plan, shall be effected in accordance with such regulations, if any, as may be issued pursuant to Section 208 of ERISA, in such a manner that each Participant in the Plan would receive, if the merged, consolidated or transferee plan were terminated immediately following such event, a benefit which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event.

        16.6 LIMITATIONS ON ABILITY. Notwithstanding any of the preceding provisions of the Plan, none of the Plan Administrator, the Trustee, and each individual acting as an employee or agent of any of them shall be liable to any Participant, former Participant or Beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person.


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

        16.7    RESTRICTIONS ON ALIENATION.

                (a) The rights and interest of any Participant, former Participant or Beneficiary hereunder shall not be subject in any manner to sale, transfer, encumbrance, assignment, pledge or alienation of any kind; nor may such rights or interest be resorted to, voluntarily or involuntarily, for the satisfaction of the debt of, or other obligations or claims against, such person, including claims for alimony, support, separate
                        maintenance and claims in bankruptcy proceedings.   No
                        such person shall have power in any manner to sell, transfer, encumber, assign, pledge, or alienate his right to receive any distribution hereunder, and any attempt to do so shall be void.

                (b) Notwithstanding the provisions of subsection 16.8(a), if any Participant borrows money from the Plan pursuant to
                        Article IX, the Plan Administrator shall have all rights to collect upon such indebtedness as are granted pursuant to said Article and any agreements or documents executed in connection with such loan.

                (c) Notwithstanding the provisions of subsection 16.8(a), all or any portion of any Account maintained under the Plan for a Participant, former Participant or Beneficiary shall be subject to and payable in accordance with the applicable requirements of any "qualified domestic relations order," as that term is defined in Section 206(d)(3) of ERISA, and the Plan Administrator shall direct the Trustee to provide for payment from a Participant's, former Participant's, or Beneficiary's Accounts in accordance with such order,
                        ERISA, and any regulations promulgated thereunder.   All
                        such payments pursuant to a qualified domestic relations order shall be subject to reasonable rules and regulations promulgated by the Plan Administrator respecting the time of payment and the valuation of the Participant's, former Participant's, or Beneficiary's Account or Accounts from which payment is made, including rules and regulations necessary to implement the provisions of Section 12.7 hereof. The balance of any Account that is subject to a qualified domestic relations order shall be reduced by the amount of any payment made pursuant to such order.

                (d) Notwithstanding the foregoing, effective for judgments, orders and decrees issued and settlement agreements entered into on or after August 5, 1997, a Participant's benefit under the Plan may be offset against any amount a Participant is required to pay on account of a Participant's breach of fiduciary duty involving the Plan. Such Participant's benefit may be


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

                        reduced only if such requirement to pay arises from:

                        (i) a judgment or conviction for a crime involving a Plan;

                        (ii) a court entered civil judgment, consent order, or decree in an action brought in connection with a breach or alleged breach of fiduciary duty under ERISA;

                        (iii) a settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty by a fiduciary or other person.

                        Such judgment, order, decree or settlement must specifically require that all or part of the amount to be paid by the Participant to the Plan be offset against the benefits of the Participant.

        16.8 PAYMENT TO INCOMPETENT PERSONS. Every person receiving or claiming a benefit under this Plan shall be presumed to be mentally competent and of age until the Plan Administrator receives reliable, written notice that such person is incompetent or a minor. Upon receiving such notice, the Plan Administrator shall direct the Trustee to make payments in accordance with the remainder of this Section 16.8. Payments otherwise due a minor shall be paid to any custodial parent of such minor. Payments otherwise due any other incompetent person shall be paid to the guardian, conservator, or other legal representative of such person. In the event that the Plan Administrator is unable to locate a parent, guardian, conservator, or other legal representative of an incompetent person who is otherwise entitled to payment under the Plan, such payment shall be made to the individual determined by the Plan Administrator to have assumed financial responsibility for the care of such person. Before the initial payment is made to an individual designated in this Section 16.8, the minor or other legally incompetent person shall be notified of the Plan Administrator's intent to make such payment to that other individual. Any payment of a benefit in accordance with the provisions of this Section 16.8 shall be in complete discharge of any further liability to make such payment.

        16.9 PRUDENT MAN RULE. Notwithstanding any other provision of this Plan or the Trust Agreement, the Plan Administrator and the Trustee shall exercise their powers and discharge their duties under this Plan and the Trust Agreement for the exclusive purpose of providing benefits to Participants, former Participants, and Beneficiaries, and they shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

        16.10 CORRECTIVE CONTRIBUTIONS. The Employer, in its sole discretion (but subject to the applicable limitations described in Article
VI), may elect to make special contributions to the Plan in order to correct mistakes made in distributing or crediting amounts to Participant


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

Accounts. Any such contribution shall be credited to Participant Accounts in the fashion specified by the Employer and not as otherwise provided in the Plan.

        16.11   DUTY TO FURNISH INFORMATION AND DOCUMENTS.

                (a) Every person with an interest in the Plan or claiming benefits under the Plan shall furnish the Plan Administrator and the Trustee with such documents, evidence, data, or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he will furnish promptly full, true and complete documents, evidence, data and information requested by the Plan Administrator. The Plan Administrator may postpone payment of benefits until such information and such documents have been furnished.

                (b) Every person claiming a benefit under the Plan shall give written notice to the Plan Administrator of his or her post office address and each change of post office address. Any communication, statement or notice addressed to such a person at his or her latest post office address, as filed with the Plan Administrator, will, on deposit in the United States mail with postage prepaid, be binding upon such person for all purposes of the Plan. If a person fails to give notice of his or her correct address, the Plan Administrator and Plan fiduciaries shall not be obliged to search for, or to ascertain, his or her whereabouts. If the location of a Participant is not made known to the Plan Administrator within three (3) years after the date as of which distribution of the Participant's Accounts may first be made, distribution may be made as though the Participant had died at the end of the three-year period. If, within one (1) additional year after such three-year period has elapsed, or within three (3) years after the actual death of a Participant, the Plan Administrator is unable to locate any individual who would receive a distribution under the Plan upon the death of the Participant pursuant to Section 4.2, the balance in the Participant's Accounts shall be deemed a forfeiture and shall be used to reduce the Employer's contributions to the Plan for the Plan Year next following the year in which the forfeiture occurs; provided, however, that in the event the Participant or a Beneficiary makes a valid claim for any amount which has been forfeited, the amounts which have been forfeited shall be reinstated.

        16.12 PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with the Plan by the Plan Administrator or the Trustee shall be construed or relied upon as a precedent for similar action under similar circumstances.

        16.13 LIMITATION. In order to protect the Trust Fund against depletion as a result of litigation, costs incurred by the Trustee in defending any action arising out of or based on the Plan by a Participant, or any person claiming any interest through a Participant, shall be charged as far as possible directly against the Accounts of such Participant, but only if the result of the action is adverse to such Participant or claimant.

        16.14 EXCLUSIVE BENEFIT OF PARTICIPANTS. All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust Agreement for the exclusive benefit of Participants under the Plan, including former Participants and Beneficiaries, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Participants, former Participants and Beneficiaries shall any part of the Trust Fund (other than such part as may be required to pay administrative expenses and taxes) be used for, or diverted to, purposes other than for the exclusive benefit of such Participants, former Participants and Beneficiaries. Notwithstanding the preceding sentence, however, a contribution to the Trust Fund shall be returned to the Employer (and, if a Participant Contribution, immediately paid to the Participant) under the following circumstances:

                (a) If the Plan fails to qualify under Section 401(a) of the Code;

                (b) If the contribution is not deductible to the Employer, as provided in Section 6.1; or

                (c) If the contribution is made under a mistake of fact, as provided in Section 6.2.

        16.15 SERVICE OF PROCESS. The Vice-President, Administration, of Sauer-Sundstrand Company is hereby designated as agent for the service of legal process on the Plan.

        16.16 GOVERNING LAW. The Plan and the Trust Agreement shall be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, former Participants, Beneficiaries, and all other persons shall be determined in accordance therewith; provided however, that to the extent any state law is applicable, the laws of the State of Iowa shall apply.

        16.17   TRUST AGREEMENT.   The Trust Agreement and the Trust Fund
shall be deemed to be a part of the Plan, and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

        16.18 PLURALS; MASCULINE TO INCLUDE FEMININE. Where the context so indicates, the singular shall include the plural and vice-versa, and the masculine pronoun shall include the feminine.

        16.19   TITLES.   Titles of articles, sections, and the like are
provided herein for convenience of reference only and are not to serve as a basis for interpretation or construction of the Plan.

        16.20   REFERENCES.   Unless the context clearly indicates to the
contrary, a reference to a Plan or Trust provision, statute, regulation, or document shall be construed as referring to any subsequently enacted, adopted, or executed counterpart.

                                    ARTICLE XVII
                            SPECIAL COVERAGE PROVISIONS


        17.1 EXTENSION TO NON-COVERED UNITS. The Employer may extend the Plan to cover any division or other segment of its business not theretofore covered under the Plan by resolution of its Board of Directors. Such resolution shall specify the effective date of the extension of coverage to such division or segment. Any new division or other segment of business which is established by the Employer shall not become covered under the Plan solely by virtue of the fact that it is a part of such Employer or a part of a division or other segment of its business which at the time is covered under the Plan. Any such new division or other segment of business shall become covered only if Plan coverage is expressly extended thereto in accordance with the procedures specified in the foregoing provisions of this
Section 17.1.

        17.2 SPECIAL PROVISIONS REGARDING ELIGIBILITY. In the event it becomes necessary to accommodate the transition from benefit arrangements that were in effect for the benefit of the employees of a division or other segment of business prior to the extension of the Plan to such division or segment of business, an Appendix setting forth special overriding provisions applicable to the extension of the Plan to such division or segment of business may be added to the Plan. Each such Appendix shall for all purposes constitute a part of the Plan.

        17.3 ADOPTION BY RELATED EMPLOYERS. Any Related Employer that is not an Employer hereunder, with the consent of the Board of Directors of Sauer-Sundstrand Company, may adopt the Plan and become an Employer hereunder by resolution of its Board of Directors. Such resolution shall specify the covered unit(s) of the Related Employer to which the Plan is being extended, and shall specify the effective date of such adoption.

                                   ARTICLE XVIII
                            RESTATEMENT EFFECTIVE DATES


        18.1 IN GENERAL. Except as otherwise provided herein, the changes made by this January 1, 1997 Amendment and Restatement of the Plan shall be effective as of January 1, 1997.

        18.2 REPEAL OF FIRST AMENDMENT. The First Amendment to the Sauer-Sundstrand Employees' Savings and Retirement Plan January 1, 1994 Restatement, dated October 1995, is retroactively repealed as of its effective date.

                                   *     *     *

        IN WITNESS WHEREOF, the Employee Benefits Committee hereby adopts and executes this Plan on behalf of the Company as of this 3rd day of December, 1999.

                                        SAUER-SUNDSTRAND COMPANY

                                        By: _________________________________
                                                Ronald C. Hanson
                                                Representative of the Employee
                                                Benefits Committee

                                  TABLE OF CONTENTS
ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 2

        1.1     "Account". . . . . . . . . . . . . . . . . . . . . . . . . . 2
        1.2     "Active Participant" . . . . . . . . . . . . . . . . . . . . 2
        1.3     "Authorized Leave of Absence". . . . . . . . . . . . . . . . 2
        1.4     "Beneficiary". . . . . . . . . . . . . . . . . . . . . . . . 2
        1.5     "Break in Service" . . . . . . . . . . . . . . . . . . . . . 3
        1.6     "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
        1.7     "Company". . . . . . . . . . . . . . . . . . . . . . . . . . 4
        1.8     "Compensation" . . . . . . . . . . . . . . . . . . . . . . . 4
        1.9     "Disability" . . . . . . . . . . . . . . . . . . . . . . . . 5
        1.10    "Early Retirement Date". . . . . . . . . . . . . . . . . . . 5
        1.11    "Effective Date" . . . . . . . . . . . . . . . . . . . . . . 5
        1.12    "Eligible Employee". . . . . . . . . . . . . . . . . . . . . 5
        1.13    "Employee" . . . . . . . . . . . . . . . . . . . . . . . . . 5
        1.14    "Employer" . . . . . . . . . . . . . . . . . . . . . . . . . 6
        1.15    "Employer Contribution . . . . . . . . . . . . . . . . . . . 6
        1.16    "Employment Year . . . . . . . . . . . . . . . . . . . . . . 6
        1.17    "Enrollment Date". . . . . . . . . . . . . . . . . . . . . . 6
        1.18    "ERISA". . . . . . . . . . . . . . . . . . . . . . . . . . . 6
        1.19    "Fund" . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
        1.20    "Highly Compensated Employee". . . . . . . . . . . . . . . . 6
        1.21    "Highly Compensated Employee Group". . . . . . . . . . . . . 7
        1.22    "Hour of Service". . . . . . . . . . . . . . . . . . . . . . 7
        1.23    "Matching Contribution". . . . . . . . . . . . . . . . . . . 8
        1.24    "Nonhighly Compensated Employee" . . . . . . . . . . . . . . 8
        1.25    "Nonhighly Compensated Employee Group" . . . . . . . . . . . 8
        1.26    "Normal Retirement Date" . . . . . . . . . . . . . . . . . . 9
        1.27    "Participant". . . . . . . . . . . . . . . . . . . . . . . . 9
        1.28    "Participant Contribution" . . . . . . . . . . . . . . . . . 9
        1.29    "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
        1.30    "Plan Administrator" . . . . . . . . . . . . . . . . . . . . 9
        1.31    "Plan Year". . . . . . . . . . . . . . . . . . . . . . . . . 9
        1.32    "Related Employer" . . . . . . . . . . . . . . . . . . . . . 9
        1.33    "Related Plan" . . . . . . . . . . . . . . . . . . . . . . . 9
        1.34    "Revaluation Date" . . . . . . . . . . . . . . . . . . . . . 9
        1.35    "Service". . . . . . . . . . . . . . . . . . . . . . . . . .10
        1.36    "Settlement Date". . . . . . . . . . . . . . . . . . . . . .10
        1.37    "Trust Agreement . . . . . . . . . . . . . . . . . . . . . .10
        1.38    "Trust Fund" . . . . . . . . . . . . . . . . . . . . . . . .10
        1.39    "Trustee". . . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE II - EMPLOYEE ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . .11

        2.1     Eligibility. . . . . . . . . . . . . . . . . . . . . . . . .11
        2.2     Changes in Employment Status . . . . . . . . . . . . . . . .11
        2.3     Special Rule for Uniformed Service.  . . . . . . . . . . . .11

ARTICLE III - PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . .12

        3.1     Participation in Employer and Matching Contributions . . . .12
        3.2     Participation in Participant Contributions . . . . . . . . .12
        3.3     Notification of Enrollment Date. . . . . . . . . . . . . . .12
        3.4     Authorized Leaves of Absence and Layoff of One Year or Less.12
        3.5     Authorized Leaves of Absence in Excess of One Year . . . . .12
        3.6     Reemployment Following Termination . . . . . . . . . . . . .13

ARTICLE IV - BENEFICIARIES . . . . . . . . . . . . . . . . . . . . . . . . .14

        4.1     Designation of Beneficiary . . . . . . . . . . . . . . . . .14
        4.2     Beneficiary in the Absence of Designation. . . . . . . . . .15
        4.3     Identification of Distributees . . . . . . . . . . . . . . .15

ARTICLE V - CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . .16

        5.1     Employer and Matching Contributions. . . . . . . . . . . . .16
        5.2     Participant Contributions. . . . . . . . . . . . . . . . . .16
        5.3     Rollover Contributions and Elective Transfers. . . . . . . .17
        5.4     Elective Transfers From Retirement Plan. . . . . . . . . . .18
        5.5     Administration . . . . . . . . . . . . . . . . . . . . . . .18
        5.6     Form of Contributions. . . . . . . . . . . . . . . . . . . .19
        5.7     Changes in Payroll Deduction Authorization . . . . . . . . .19
        5.8     Suspension of Contributions. . . . . . . . . . . . . . . . .19

ARTICLE VI - LIMITATIONS ON CONTRIBUTIONS. . . . . . . . . . . . . . . . . .20

        6.1     Deductibility of Contributions . . . . . . . . . . . . . . .20
        6.2     Mistake of Fact. . . . . . . . . . . . . . . . . . . . . . .20
        6.3     Limitation on Annual Additions . . . . . . . . . . . . . . .21
        6.4     Dollar Limitation on Participant Contributions . . . . . . .25
        6.5     Limitation on Participant Contributions. . . . . . . . . . .27
        6.6     Limitation on Matching Contributions . . . . . . . . . . . .30
        6.7     Multiple Use Limitation. . . . . . . . . . . . . . . . . . .32

ARTICLE VII - DEPOSIT AND INVESTMENT OF CONTRIBUTIONS. . . . . . . . . . . .33

        7.1     Deposit of Employer and Matching Contributions . . . . . . .33
        7.2     Deposit of Participant Contributions . . . . . . . . . . . .33
        7.3     Investment Election at Participation . . . . . . . . . . . .33
        7.4     Changes in Investment Election . . . . . . . . . . . . . . .33

ARTICLE VIII - ESTABLISHMENT OF FUNDS AND ACCOUNTS . . . . . . . . . . . . .35

        8.1     Establishment of Accounts. . . . . . . . . . . . . . . . . .35
        8.2     Establishment of Funds . . . . . . . . . . . . . . . . . . .35
        8.3     Company Stock Fund.. . . . . . . . . . . . . . . . . . . . .36
        8.4     Income on Funds. . . . . . . . . . . . . . . . . . . . . . .38
        8.5     Record of Information. . . . . . . . . . . . . . . . . . . .38
        8.6     Account Balances . . . . . . . . . . . . . . . . . . . . . .38

ARTICLE VIIIA - LIFE INSURANCE . . . . . . . . . . . . . . . . . . . . . . .39

        8A.1    Purchase of Policies . . . . . . . . . . . . . . . . . . . .39
        8A.2    Policy Terms . . . . . . . . . . . . . . . . . . . . . . . .39
        8A.3    Payment of Premiums. . . . . . . . . . . . . . . . . . . . .39
        8A.4    Overriding Conditions and Limitations. . . . . . . . . . . .39
        8A.5    Designation of Beneficiary, Death Benefits . . . . . . . . .40
        8A.6    Other Distributions; Vesting . . . . . . . . . . . . . . . .41
        8A.7    Life Insurance Sunset Provision. . . . . . . . . . . . . . .41

ARTICLE IX - LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42

        9.1     Loans to Participants. . . . . . . . . . . . . . . . . . . .42
        9.2     Limitations. . . . . . . . . . . . . . . . . . . . . . . . .42
        9.3     Interest Rate. . . . . . . . . . . . . . . . . . . . . . . .43
        9.4     Repayment. . . . . . . . . . . . . . . . . . . . . . . . . .43
        9.5     Documentation. . . . . . . . . . . . . . . . . . . . . . . .43
        9.6     Security, Collection . . . . . . . . . . . . . . . . . . . .43
        9.7     Additional Information . . . . . . . . . . . . . . . . . . .44
        9.8     Accounting . . . . . . . . . . . . . . . . . . . . . . . . .44

ARTICLE X - VALUATION OF ACCOUNTS. . . . . . . . . . . . . . . . . . . . . .45

        10.1    Revaluation of Participant's Interest. . . . . . . . . . . .45
        10.2    Investment Fund Accounting . . . . . . . . . . . . . . . . .46
        10.3    Finality of Determinations . . . . . . . . . . . . . . . . .46
        10.4    Notification . . . . . . . . . . . . . . . . . . . . . . . .46

ARTICLE XI - WITHDRAWALS WHILE EMPLOYED. . . . . . . . . . . . . . . . . . .47

        11.1    Employer and Matching Contribution Accounts. . . . . . . . .47
        11.2    Participant Contribution Account . . . . . . . . . . . . . .47
        11.3    Rollover, After-Tax, and Thrift and Investment Plan
                  Accounts . . . . . . . . . . . . . . . . . . . . . . . . .49
        11.4    Attainment of Age  59 1/2 or Disability. . . . . . . . . . .49
        11.5    Form of Payment. . . . . . . . . . . . . . . . . . . . . . .49

ARTICLE XII - DISTRIBUTION ON TERMINATION OF EMPLOYMENT. . . . . . . . . . .50

        12.1    Termination of Participation . . . . . . . . . . . . . . . .50
        12.2    Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . .50
        12.3    Forfeitures. . . . . . . . . . . . . . . . . . . . . . . . .51
        12.4    Distribution on Termination of Employment. . . . . . . . . .51
        12.5    Distribution of Small Amounts. . . . . . . . . . . . . . . .54
        12.6    Commencement of Distributions. . . . . . . . . . . . . . . .54
        12.7    Distribution Under Qualified Domestic Relations Order. . . .55
        12.8    Special Distribution Limitations . . . . . . . . . . . . . .56
        12.9    Effect of Plan Administrator's Determination . . . . . . . .58
        12.10   Distribution After Early Retirement. . . . . . . . . . . . .58
        12.11   Direct Rollovers . . . . . . . . . . . . . . . . . . . . . .59

ARTICLE XIII - ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . .60

        13.1    Plan Administrator . . . . . . . . . . . . . . . . . . . . .60
        13.2    Rights and Duties of the Board . . . . . . . . . . . . . . .60
        13.3    Rights and Duties of the Trustee . . . . . . . . . . . . . .60
        13.4    Rights and Duties of the Committee . . . . . . . . . . . . .61
        13.5    Rights and Duties of the Plan Benefit Committee. . . . . . .62
        13.6    Rights and Duties of the Appeal Review Committee . . . . . .62
        13.7    Investment Manager . . . . . . . . . . . . . . . . . . . . .63
        13.8    Record Keeper. . . . . . . . . . . . . . . . . . . . . . . .63
        13.9    Indemnification. . . . . . . . . . . . . . . . . . . . . . .63
        13.10   Reliance Upon Others . . . . . . . . . . . . . . . . . . . .63
        13.11   Claims Procedures. . . . . . . . . . . . . . . . . . . . . .64

ARTICLE XIV - AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . . . . .66

        14.1    Amendment. . . . . . . . . . . . . . . . . . . . . . . . . .66
        14.2    Limitation on Amendment. . . . . . . . . . . . . . . . . . .66
        14.3    Termination. . . . . . . . . . . . . . . . . . . . . . . . .66

ARTICLE XV - TOP-HEAVY PROVISIONS. . . . . . . . . . . . . . . . . . . . . .68

        15.1    Top-Heavy Status . . . . . . . . . . . . . . . . . . . . . .68
        15.2    Definitions. . . . . . . . . . . . . . . . . . . . . . . . .68

        15.3    Determining Top-Heavy Status . . . . . . . . . . . . . . . .71
        15.4    Minimum Contribution . . . . . . . . . . . . . . . . . . . .72
        15.5    Safe Harbor Rule . . . . . . . . . . . . . . . . . . . . . .72

ARTICLE XVI - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .73

        16.1    Plan Non-Contractual . . . . . . . . . . . . . . . . . . . .73
        16.2    Claims of Other Person . . . . . . . . . . . . . . . . . . .73
        16.3    Benefits . . . . . . . . . . . . . . . . . . . . . . . . . .73
        16.4    No Guarantees. . . . . . . . . . . . . . . . . . . . . . . .73
        16.5    Merger or Consolidation of Plan. . . . . . . . . . . . . . .73
        16.6    Limitations on Ability . . . . . . . . . . . . . . . . . . .73
        16.7    Restrictions on Alienation . . . . . . . . . . . . . . . . .74
        16.8    Payment to Incompetent Persons . . . . . . . . . . . . . . .75
        16.9    Prudent Man Rule . . . . . . . . . . . . . . . . . . . . . .75
        16.10   Corrective Contributions . . . . . . . . . . . . . . . . . .75
        16.11   Duty to Furnish Information and Documents. . . . . . . . . .76
        16.12   Precedent. . . . . . . . . . . . . . . . . . . . . . . . . .76
        16.13   Limitation . . . . . . . . . . . . . . . . . . . . . . . . .77
        16.14   Exclusive Benefit of Participants. . . . . . . . . . . . . .77
        16.15   Service of Process . . . . . . . . . . . . . . . . . . . . .77
        16.16   Governing Law. . . . . . . . . . . . . . . . . . . . . . . .77
        16.17   Trust Agreement. . . . . . . . . . . . . . . . . . . . . . .77
        16.18   Plurals; Masculine to Include Feminine . . . . . . . . . . .77
        16.19   Titles . . . . . . . . . . . . . . . . . . . . . . . . . . .78
        16.20   References . . . . . . . . . . . . . . . . . . . . . . . . .78

ARTICLE XVII - SPECIAL COVERAGE PROVISIONS . . . . . . . . . . . . . . . . .78

        17.1    Extension to Non-Covered Units . . . . . . . . . . . . . . .78
        17.2    Special Provisions Regarding Eligibility . . . . . . . . . .78
        17.3    Adoption by Related Employers. . . . . . . . . . . . . . . .78

ARTICLE XVIII - RESTATEMENT EFFECTIVE DATES. . . . . . . . . . . . . . . . .79

        18.1    In General . . . . . . . . . . . . . . . . . . . . . . . . .79
        18.2    Repeal of First Amendment. . . . . . . . . . . . . . . . . .79